UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a Party other than the Registrant  ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Janus International Group, Inc.
(Name of registrant as specified in its charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Fellow Shareholders,
We are pleased to invite you to attend our 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Janus International Group, Inc. (“Janus” or the “Company”) to be held on Monday, June 24, 2024, at 11:00 a.m. prevailing Eastern Time. This year the Annual Meeting will be conducted virtually, via live audio webcast. You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/JBI2024. You will be able to submit questions and vote your shares electronically during the Annual Meeting by logging in using the 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials. The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:
1.
to elect three nominees (Tony Byerly, Roger Fradin, and Joseph F. Hanna) to serve as Class III directors until the 2027 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 28, 2024;
3.	to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement;
4.	to vote, on a non-binding, advisory basis, on the frequency of the advisory vote on the compensation of our named executive officers;
5.	to approve an amendment and restatement of our certificate of incorporation to reflect new Delaware law provisions regarding officer exculpation; and
6.	to transact other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.
Our Board of Directors (the “Board”) has set the record date as May 1, 2024. Only shareholders that owned shares of the Company’s common stock at the close of business on that day are entitled to notice of and may vote at this meeting or any adjournment of the Annual Meeting. A list of the Company’s shareholders of record will be available at our corporate headquarters located at 135 Janus International Blvd., Temple, Georgia 30179, Attn: General Counsel and on the date of the Annual Meeting, on the virtual platform for the Annual Meeting at www.virtualshareholdermeeting.com/JBI2024.
We plan to mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials, how to vote online, and how to obtain a paper copy of the proxy materials, on or about May 2, 2024.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the proxy card. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.
Sincerely,
ROGER FRADIN	RAMEY JACKSON

Chair	Chief Executive Officer and Director

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS
The 2024 Annual Meeting of Janus International Group, Inc. will be held via the internet at www.virtualshareholdermeeting.com/JBI2024 on Monday, June 24, 2024, at 11:00 a.m. prevailing Eastern Time for the following purposes:
1.
to elect three nominees (Tony Byerly, Roger Fradin, and Joseph F. Hanna) to serve as Class III directors until the 2027 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 28, 2024;
3.	to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement;
4.	to vote, on a non-binding, advisory basis, on the frequency of the advisory vote on the compensation of our named executive officers;
5.	to approve an amendment and restatement of our certificate of incorporation to reflect new Delaware law provisions regarding officer exculpation; and
6.	to transact other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.
A list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose relevant to the Annual Meeting during ordinary business hours no later than ten days prior to June 24, 2024, at 135 Janus International Blvd. Temple, GA 30179, Attn: General Counsel and on the date of the Annual Meeting, on the virtual platform for the Annual Meeting at www.virtualshareholdermeeting.com/JBI2024.
We plan to mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials, how to vote online, and how to obtain a paper copy of the proxy materials, on or about May 2, 2024.
By Order of the Board of Directors,

Elliot Kahler
General Counsel and Corporate Secretary

Page
PROXY STATEMENT SUMMARY	1
COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	4
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	9
PROPOSAL 1 – ELECTION OF DIRECTORS	13
EXECUTIVE OFFICERS	25
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29
PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	31
AUDIT COMMITTEE REPORT	33
PROPOSAL 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS	34
PROPOSAL 4 – ADVISORY VOTE TO APPROVE THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION	35
EXECUTIVE AND DIRECTOR COMPENSATION	36
COMPENSATION DISCUSSION AND ANALYSIS	36
PROPOSAL 5 – APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION	56
OTHER MATTERS	57
INCORPORATION BY REFERENCE	58
AVAILABILITY OF SEC FILINGS, CODE OF ETHICS, AND COMMITTEE CHARTERS	59
WHERE TO FIND ADDITIONAL INFORMATION	60
COST OF PROXY SOLICITATION	61
ANNEX A: Second Amended and Restated Certificate of Incorporation	A-1

PROXY STATEMENT SUMMARY
Below are highlights of certain information in this Proxy Statement. As it is only a summary, it may not contain all of the information that is important to you. For more complete information, please refer to the complete Proxy Statement and Janus’s 2023 Annual Report before you vote. References to “Janus,” the “Company,” “we,” “us” or “our” refer to Janus International Group, Inc.
2024 Annual Meeting of Shareholders
Date and Time:	June 24, 2024, 11:00 a.m. ET
Place:	Via the internet at www.virtualshareholdermeeting.com/JBI2024
Record Date:	May 1, 2024
Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.
Admission:	To enter the Annual Meeting via www.virtualshareholdermeeting.com/JBI2024, you will need the 16-digit control number provided in your proxy materials.
The deadline for voting via the internet or by telephone is 11:59 p.m. ET on June 23, 2024. If you vote by mail, your proxy card must be received before the Annual Meeting.
Beneficial owners who own shares through a bank, brokerage firm, or similar organization can vote by returning the voting instruction form, or by following the instructions for voting via the internet or by telephone, as provided by the bank, brokerage firm, or similar organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.
If you are a shareholder of record or a beneficial owner, you may choose to vote at the Annual Meeting. Even if you plan to attend our Annual Meeting, please cast your vote as soon as possible. For more information on voting your shares, please see the section titled “Commonly Asked Questions and Answers About the Annual Meeting.”
Electronic Delivery of Proxy Materials
As permitted under SEC rules, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of these proxy materials. We believe that this process expedites receipt of our proxy materials by shareholders, while lowering the costs and reducing the environmental impact of the Annual Meeting. All shareholders will have the ability to access the proxy materials over the internet and to request a paper copy by mail or an electronic copy by e-mail by following the instructions in the notice. Shareholders who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice of Internet Availability.
About Janus
Headquartered in Temple, Georgia, Janus is a leading global manufacturer, supplier, and provider of turn-key self-storage, commercial, and industrial building solutions. With ten domestic and three international manufacturing facilities, the Company provides facility and door automation and access control technologies, roll-up and swing doors, hallway systems, and relocatable storage “MASS” (Moveable Additional Storage Structures) units (among other solutions) to serve several U.S. and international locations. The Company is fundamental to its customer’s success throughout every phase of a project by providing solutions ranging from facility planning and design, construction, technology, and the restoration, rebuilding, and replacement (“R3”) of damaged or end-of-life products. Our common stock is listed and traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “JBI.”

Voting Matters and Board Recommendations
	Voting Matters	Board Recommendations	Page Reference
Proposal 1.	Election of Directors	FOR Each Nominee	13
Proposal 2.	Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR	31
Proposal 3.	To Approve, on a Non-Binding, Advisory Basis, the Compensation of our Named Executive Officers	FOR	34
Proposal 4.	To Vote, on a Non-Binding, Advisory Basis, on the Frequency of the Advisory Vote on the Compensation of our Named Executive Officers	ONCE EVERY YEAR	35
Proposal 5.	Approval of an Amendment and Restatement of our Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Officer Exculpation	FOR	56
Our Board of Directors
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated	Independent
Ramey Jackson	I	51	Chief Executive Officer and Director	2021	2025		No
Xavier Gutierrez	I	50	Director	2021	2025		Yes
Heather Harding	I	55	Director	2022	2025		Yes
David Doll	II	65	Director	2021	2026		Yes
Thomas Szlosek	II	60	Director	2021	2026		Yes
Eileen M. Youds	II	66	Director	2023	2026		Yes
Roger Fradin	III	70	Chair of the Board	2021	2024	2027	Yes
Tony Byerly	III	57	Director	2023	2024	2027	Yes
Joseph F. Hanna	III	61	Director	2023	2024	2027	Yes
Corporate Governance Highlights
We are committed to strong corporate governance practices and policies, as described below, that support effective Board leadership and prudent management practices.
•	Robust risk oversight by full Board and its committees.
•	Annual review of key Committee charters and Corporate Governance Guidelines. The charters of each of these committees can be viewed on Janus’s investor website.
•	Independent Audit, Compensation, and Nominating and Corporate Governance Committees.
•	Annual Board and Committee self-evaluations.
•	Limits on memberships on other public company boards of directors.
•	Active recruitment of qualified, diverse director candidates.
•	Oversight of our code of ethics.
•	Policy concerning ongoing educational resources and opportunities related to fiduciary duties and other matters.
•	Insider Trading Policy applicable to directors, executive officers, and other Company individuals, including prohibitions against short sales, hedging, margin accounts, and pledging.
•
Clawback Policy provides for the recoupment of certain executive compensation in the event that the Company is required to prepare an accounting restatement of its financial statements due to material noncompliance with any financial reporting requirement under the securities laws.

•	Separation of roles of Chair of the Board (the “Chair”) and CEO.
•	Eight of our nine directors are independent, including our Chair.
•	Three of our eight directors are diverse, one independent director identifies as Latino, and two independent directors identify as female.
•
Director participation in Board and committee meetings during 2023 for all incumbent directors was 80% or more during the period for which each director served on the Board or each such committee during 2023.

•	No poison pill.
•	Whistleblowing procedures and strict non-retaliation policy.
Executive Compensation Preview
The “Executive and Director Compensation” section of this Proxy Statement provides a discussion of our executive compensation philosophy and the pay programs applicable to our named executive officers. Our compensation program design links compensation to the performance of our business and rewards fiscal year results through our annual incentive plan and long-term performance with equity awards.
Our Named Executive Officers
Our leadership team during fiscal year 2023 included the following named executive officers (“NEOs”):
Name	Position
Ramey Jackson	Chief Executive Officer
Anselm Wong	Executive Vice President and Chief Financial Officer
Morgan Hodges	Executive Vice President
Vic Nettie	Vice President of Manufacturing
Peter Frayser	Chief Commercial Officer
Forward-Looking Statements
This Proxy Statement and the cover letter contain “forward-looking statements” regarding expectations about future business and financial results, which speak only as of the date of this Proxy Statement. Although we believe that the forward-looking statements contained in this Proxy Statement are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, those described under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 30, 2023. You are cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance, and actual results, developments and business decisions may differ from those contemplated by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this presentation, and we caution investors not to place undue reliance on any such forward-looking statements.

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q:	Why did I receive these materials?
The Board of the Company is soliciting your proxy to vote at our Annual Meeting (or at any postponement or adjournment of the Annual Meeting). Shareholders who own shares of our common stock as of the record date, May 1, 2024 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.
Householding. The Securities and Exchange Commission’s (“SEC”) rules permit us to print an individual’s multiple accounts on a single set of annual meeting materials. To take advantage of this opportunity, we have summarized on one set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted shareholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the annual meeting materials, as requested, to any shareholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the annual meeting materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for shareholders who wish to receive individual copies of the proxy materials.
Q:	Who will be entitled to vote?
Shareholders who own shares of our common stock as of the Record Date, are entitled to vote at the Annual Meeting. As of the Record Date, the Company anticipates that it will have approximately 145,988,172 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.
Q:	What will I be voting on?
You will be voting on:
1.
the election of three nominees (Tony Byerly, Roger Fradin, and Joseph F. Hanna) to serve as Class III directors until the 2027 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 28, 2024;
3.	the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement;
4.	the frequency of the advisory vote on the compensation of our named executive officers, which vote on frequency will be on a non-binding, advisory basis;
5.	to approve an amendment and restatement of our certificate of incorporation to reflect new Delaware law provisions regarding officer exculpation; and
6.	any other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.
Q:	How does the Board recommend I vote on these matters?
The Board recommends you vote:
1.	FOR the election of Tony Byerly, Roger Fradin, and Joseph F. Hanna as Class III directors;
2.	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 28, 2024;
3.	FOR the non-binding, advisory approval of executive compensation;

4.	ONCE EVERY YEAR for the non-binding, advisory vote on the frequency of the advisory vote on the compensation of our named executive officers; and
5.	FOR the approval of an amendment and restatement of our certificate of incorporation to reflect new Delaware law provisions regarding officer exculpation.
Q:	How do I cast my vote?
Beneficial Shareholders. If you hold your shares through a broker, trustee, or other nominee, you are a beneficial shareholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial shareholder.
Registered Shareholders. If you hold shares in your own name, you are a registered shareholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/JBI2024. You will need to log in by entering your unique 16-digit control number included on your proxy card or on the instructions that accompany your proxy materials. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:
1.	via the Internet at www.proxyvote.com;
2.	by phone by calling 1-800-690-6903; or
3.	by signing and returning a proxy card.
Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 23, 2024. If you vote by mail, your proxy card must be received before the Annual Meeting.
Q:	What happens if I do not vote?
Beneficial Shareholders. If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or NYSE, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), executive compensation (including any advisory shareholder votes on executive compensation and on the frequency of shareholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Proposals 1, 3, 4, and 5 are considered to be “non-routine” under NYSE rules such that your broker, bank, or other agent cannot vote your shares on those proposals in the absence of your voting instructions. Conversely, Proposal 2 is considered to be “routine” under NYSE rules and thus if you do not return voting instructions to your broker, your shares may be voted by your broker in its discretion on Proposal 2.
Registered Shareholders. If you are a shareholder of record and do not submit a proxy by completing and delivering your proxy card or through the internet or telephone, and do not vote virtually at the Annual Meeting, your shares will not be voted.
Q:	Can I access the proxy materials electronically?
Yes. Our proxy materials are available at https://ir.janusintl.com. In addition, instead of receiving future copies of our proxy statement and annual reports by mail, shareholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. If you would like to instruct us to send electronic copies of our proxy materials, you should follow the instructions available at www.proxyvote.com. Your election to receive future proxy materials by email will remain in effect until you revoke it.
Q:	How may I change or revoke my proxy?
Beneficial Shareholders. Beneficial shareholders should contact their broker, trustee, or nominee for instructions on how to change their proxy vote.

Registered Shareholders. Registered shareholders may change a properly executed proxy at any time before its exercise:
1.	via the Internet at www.proxyvote.com;
2.	by phone by calling 1-800-690-6903;
3.	by signing and returning a new proxy card; or
4.	by voting at the virtual Annual Meeting.
Q:	How can I attend the virtual Annual Meeting?
The Annual Meeting is being held as a virtual only meeting this year.
If you are a shareholder of record as of the Record Date, you may attend, vote, and ask questions virtually at the Annual Meeting by logging in at www.virtualshareholdermeeting.com/JBI2024 and entering your 16-digit control number. This number is included in your proxy card.
If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the proxy materials were forwarded to you by your broker, bank, or other nominee, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting.
If you are a shareholder as of the Record Date and have logged in using your 16-digit control number, you may type questions into the dialog box provided at any point during the Annual Meeting (until the floor is closed to questions). The audio broadcast of the Annual Meeting will be archived at www.virtualshareholdermeeting.com/JBI2024 for at least one year.
If you are not a shareholder as of the Record Date or do not log in using your 16-digit control number, you may still listen to the Annual Meeting, but will not be able to ask questions or vote at the Annual Meeting.
Q:	Why is the Annual Meeting virtual only?
We are excited to embrace the latest technology to provide ease of access, real-time communication, and cost savings for the Company and its shareholders. Hosting a virtual meeting makes it easy for the Company and its shareholders to participate from any location around the world.
Q:	What is the voting requirement to approve each of the proposals, and how are the votes counted?
PROPOSAL 1 – ELECTION OF DIRECTORS
A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the three nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will not impact the election of the nominees.
PROPOSAL 2 – RATIFICATION OF AUDITORS
The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2024. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to the ratification of the appointment of KPMG LLP. Broker non-votes will have no effect on this proposal.
PROPOSAL 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
A majority of the votes cast is required to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. Abstentions and broker non-votes will have no effect on this proposal.

PROPOSAL 4 – ADVISORY VOTE TO APPROVE THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION
The option of one year, two years, or three years that receives the highest number of votes cast by shareholders, even if not a majority, will be the frequency for the vote to approve, on a non-binding, advisory basis, how frequently we should seek the advisory vote on the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on this proposal.
PROPOSAL 5 – APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION
The affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of capital stock entitled to vote thereon is required to approve the amendment and restatement of our certificate of incorporation to reflect new Delaware law provisions regarding officer exculpation. Abstentions and broker non-votes will have the effect of a vote against this proposal.
Q:	What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least a majority in voting power of the issued and outstanding shares are virtually present at the Annual Meeting or represented by proxy. On the Record Date, the Company anticipates that it will have approximately 145,988,172 shares outstanding and entitled to vote. Thus, the holders of 72,994,087 shares must be virtually present or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote online during the Annual Meeting. Proxies marked “Abstain” as well as broker non-votes will also be counted towards the quorum requirement. If there is no quorum, the chair of the meeting or, by a majority in voting power thereof, the shareholders present (either virtually present or by proxy) at the Annual Meeting, may adjourn the Annual Meeting to another date.
Q:	When will the results of the vote be announced?
The preliminary voting results will be announced at the virtual Annual Meeting. The final voting results will be published in a Current Report on Form 8-K that we intend to file with the SEC within four business days of the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.
Q:	What is the deadline for submitting a shareholder proposal or director nomination for the 2025 Annual Meeting?
Shareholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s annual meeting of shareholders to be held in 2025, must be received by the Company at our principal executive offices at 135 Janus International Blvd., Temple, GA 30179, Attn: Corporate Secretary no later than January 2, 2025. Shareholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2025 (but not include it in the Company’s proxy materials) must provide timely notice in proper written form of such proposal to the Corporate Secretary at the Company’s principal executive offices no later than the close of business on March 26, 2025 and not earlier than the close of business on February 24, 2025, assuming the Company does not change the date of the 2025 annual meeting of shareholders by more than 30 days before or 70 days following the anniversary of the 2024 Annual Meeting. If so, the Company will release an updated time frame for shareholder proposals. Any shareholder proposal or director nomination must comply with the other provisions of the Company’s Amended and Restated Bylaws (our “Bylaws”) and be submitted in writing to the Corporate Secretary at the Company’s principal executive offices.
In addition to satisfying the foregoing requirements under our Bylaws, including advance notice of director nominations, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act no later than April 25, 2025. Such notice may be mailed to our Corporate Secretary at the address above.

Q:	What happens if there are technical difficulties during the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting, voting at the Annual Meeting, or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the www.virtualshareholdermeeting.com/JBI2024 login page.
In the event of technical difficulties with the Annual Meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/JBI2024. If necessary, the announcement will provide updated information regarding the date, time, and location of the Annual Meeting. Any updated information regarding the annual meeting will also be posted on our Investors website at https://ir.janusintl.com.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board, which is currently composed of nine directors. Our amended and restated certificate of incorporation (our “Certificate”) provides that the authorized number of directors may be changed only by resolution of our Board. Our Certificate also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
In December 2023, upon the recommendation of the Nominating and Corporate Governance Committee, the Board appointed Tony Byerly, Joseph F. Hanna, and Eileen M. Youds as directors on the Board. The Board retained a reputable executive search firm and conducted an extensive search to locate these new directors.
Board and Culture
Our Board is fully engaged, provides informed and meaningful guidance and feedback, and maintains an open dialogue with management based on a clear understanding of our strategic plans. At each Board meeting, we review components of our long-term strategy with our directors and engage in constructive dialogue, which our leadership team embraces. Our directors have access to our officers and employees to address questions, comments, or concerns. Additionally, the Board and its committees have the power to hire independent legal, financial, or other advisors without approval from, or consultation with, Janus management.
Our Board also takes an active role in ensuring we embrace “best practices” in corporate governance. The partnership and oversight of a strong and multi-faceted Board with diverse perspectives rooted in deep experience in global business, finance, operations, and strategy are essential to creating long-term shareholder value.
The following table sets forth, as of May 1, 2024, the director’s name, class, age, and other information for each member of our Board:
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated	Independent
Ramey Jackson	I	51	Chief Executive Officer and Director	2021	2025		No
Xavier Gutierrez	I	50	Director	2021	2025		Yes
Heather Harding	I	55	Director	2022	2025		Yes
David Doll	II	65	Director	2021	2026		Yes
Thomas Szlosek	II	60	Director	2021	2026		Yes
Eileen M. Youds	II	66	Director	2023	2026		Yes
Roger Fradin	III	70	Chair of the Board	2021	2024	2027	Yes
Tony Byerly	III	57	Director	2023	2024	2027	Yes
Joseph F. Hanna	III	61	Director	2023	2024	2027	Yes
Director Qualifications and Skills
We believe that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our shareholders, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility, reputational issues, strategy, and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry, such as expertise in manufacturing, self-storage, commercial, and industrial building solutions, access controls, and related automation technologies. The Nominating and Corporate Governance Committee believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Code of Ethics and in the Corporate Governance Guidelines, which specify, among other things, that the Nominating and Corporate Governance Committee will consider criteria such as qualifications, qualities, skills, and other expertise in the context of the needs of the Board. In addressing issues of diversity in particular, the Nominating and Corporate

Governance Committee considers a nominee’s differences in gender, ethnicity, tenure, skills and experience. The Nominating and Corporate Governance Committee believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee. While we currently do not have a formal policy on diversity, when considering the selection of director nominees, the Nominating and Corporate Governance Committee considers individuals with diverse viewpoints, accomplishments, cultural background, professional expertise, and diversity in gender, ethnicity, race, skills and geographic representation, that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our shareholders. Further, our Board is committed to seeking qualified women and individuals from underrepresented minority groups to include in the pool from which new candidates are selected. Currently, of the nine directors on our Board, one independent director is of Latino descent. Additionally, two independent directors identify as female. The Nominating and Corporate Governance Committee also will consider a combination of factors for each director, including some or all of the following:
•	the nominee’s ability to represent all shareholders without a conflict of interest,
•
the nominee’s ability to work in and promote a productive environment and corporate culture that promotes compliance with legal and regulatory requirements and the ethical conduct of the Company’s business,

•	whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director,
•	whether the nominee has demonstrated the high level of character, ethics, and integrity expected by the Company,
•	whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly traded company,
•	the nominee’s ability to apply sound and independent business judgment,
•	the diverse attributes of the nominee, such as differences in background, qualifications, and personal characteristics, and
•	other attributes that the Nominating and Corporate Governance Committee may consider in the exercise of its judgment.
The Nominating and Corporate Governance Committee has determined that all of our directors meet the criteria and qualifications set forth in the Company’s Code of Ethics, the Company's Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our shareholders including accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and social realities of the environment in which we operate, the independence and high-performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences, and attributes are essential to our Board’s ability to exercise its oversight function for the Company and its shareholders, and guide the long-term sustainable, dependable performance of the Company.
Subject to any earlier resignation or removal in accordance with the terms of our Certificate and Bylaws, our Class III directors will serve until this Annual Meeting of shareholders, our Class II directors will serve until the annual meeting of shareholders to be held in 2026, and our Class I directors will serve until the annual meeting of shareholders to be held in 2025. In addition, our Certificate provides that our directors may be removed only for cause upon the affirmative vote of at least 66 2∕3% of the total voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class. In addition, our Certificate provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on the Board that results from an increase in the number of directors and any vacancies on the Board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director.

Communications with the Board
The Nominating and Corporate Governance Committee will consider shareholder nominations for membership on the Board. Please see the “Proposal 1 – Election of Directors — Communications by Shareholders and Other Interested Parties with the Board” section of this proxy statement for additional information.
Vacancies on the Board
When filling a vacancy on the Board, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new director and nominates individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Nominating and Corporate Governance Committee may engage third parties to assist in the search and provide recommendations. Also, directors and shareholders are permitted to recommend candidates for the position. The candidates are then evaluated based on the process outlined in our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee charter, and the same process is used for all candidates, including candidates recommended by shareholders.
Director Skills
The table below is a summary of the range of qualifications and skills that each director brings to the Board. The table does not include all of the qualifications that each director offers, and the fact that a particular experience, skill, or qualification is not checked for a specific director does not mean that the director does not possess it.

Board Diversity Matrix
The following chart summarizes certain self-identified personal characteristics of our directors as of May 1, 2024.
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	7	—	—
Number of Directors who Identify in Any of the Categories Below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

PROPOSAL 1 – ELECTION OF DIRECTORS
Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting.
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Tony Byerly	III	57	Director	2023	2024	2027
Roger Fradin	III	70	Director and Chair	2021	2024	2027
Joseph F. Hanna	III	61	Director	2023	2024	2027
Each nominee was recommended for re-election by the Nominating and Corporate Governance Committee for consideration by the Board and our shareholders. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.
Director Nominees to Serve for a Three-Year Term Expiring at the 2027 Annual Meeting.
Tony Byerly has served as a director of the Company since December 2023. Mr. Byerly currently serves as Global President of Securitas Technology and Chief Executive Officer of Securitas Technology Corporation, where he has worked since 2016. Mr. Byerly has over 30 years of senior leadership and security experience and has held positions of increasing responsibility in global security companies. Before serving in his current role at Securitas Technology, Byerly was the Executive Vice President of Global Security for Diebold Incorporated where he led global strategy efforts and the successful divestiture of the North America business to Securitas in 2016. Prior to that, Mr. Byerly served as President and Chief Operating Officer at Stanley Security as part of Stanley Black & Decker. Mr. Byerly received a Bachelor of Arts Degree in Social Science and Business from Eureka College.
We determined that Mr. Byerly’s past leadership experience and extensive experience in a wide array of industries, including in the security and technologies industries, qualifies him to serve as a director on the Board of Directors.
Roger Fradin has served as Chair of the Board of Directors since December 2023, and has served as a director of the Company since the effective time of the Business Combination in June 2021. Mr. Fradin has over 40 years of experience acquiring, building, and leading a diverse set of industrial businesses. Mr. Fradin began his career at Pittway Corporation where he held a variety of roles of increasing responsibility, including President and Chief Executive Officer of the Security and Fire Solutions segment, and helped lead an entrepreneurial team which transformed Pittway into a $2 billion world leader in electronic security and fire systems. In 2000, Pittway was acquired by Honeywell International Inc. (NYSE: HON), or Honeywell. Shortly thereafter, Mr. Fradin assumed the role of President and Chief Executive Officer of Honeywell Automation and Control Solutions, or ACS. In this role, Mr. Fradin transformed ACS from a business with $7 billion in sales in 2003 focused predominantly on the U.S. market to a $17 billion in sales (as of 2014) global business leader in the development and manufacture of environmental controls, life safety products, and building and process solutions. From 2000 to 2017, Mr. Fradin oversaw, directed, and integrated the acquisition of 60 companies at Honeywell, aggregating billions of dollars in deal value. Mr. Fradin’s strategy and execution for ACS helped create more than $85 billion of value to Honeywell’s shareholders. During his tenure at Honeywell, Mr. Fradin also served as Vice Chairman of Honeywell where he was responsible for acquisition strategy for all of Honeywell. After retiring from Honeywell, Mr. Fradin was named Chairman of Resideo Technologies, Inc. (NYSE: REZI), or Resideo, a leading provider of home comfort and security solutions. At Resideo, Mr. Fradin recruited the Chief Executive Officer, senior management team, and board of directors as well as installed all public company board processes and procedures. In addition to Resideo, Mr. Fradin currently sits on the boards of L3Harris Technologies Inc. (NYSE: LHX) and Vertiv Group Corp. (NYSE: VTV). Mr. Fradin also currently serves as advisor to MSC Industrial Direct Co., Inc. (NYSE: MSM), or MSC. Mr. Fradin formerly served on the boards of

Pitney Bowes Inc. (NYSE: PBI) and GS Acquisition Holdings Corp. (NYSE: GSAH) and several of The Carlyle Group’s, or Carlyle, portfolio companies in his capacity as a Carlyle Operating Executive. Mr. Fradin holds a B.S. and M.B.A. from The Wharton School at the University of Pennsylvania.
We determined that Mr. Fradin’s extensive public company experience, directorship experience with similar companies, and extensive experience in the manufacturing and technologies industries qualifies him to serve as a director on the Board of Directors.
Joseph F. Hanna has served as a director of the Company since December 2023. Mr. Hanna currently serves as Chief Executive Officer of McGrath RentCorp (Nasdaq: MGRC), a leading business-to-business rental company. Mr. Hanna has served as Chief Executive Officer since 2017. Before serving in his current role at McGrath, Mr. Hanna served as Chief Operating Officer and served in positions of increasing responsibility since 2003. Before joining McGrath, Mr. Hanna served as an artillery officer in the United States Army following his graduation from West Point. Mr. Hanna received a Bachelor of Science Degree in Electrical Engineering from the U.S. Military Academy.
We determined that Mr. Hanna’s extensive business experience qualifies him to serve as a director on the Board of Directors.
Continuing Directors
David Doll has served as a director of the Company since the effective time of the Business Combination in June 2021. Mr. Doll is a seasoned executive in the self-storage industry. From 2005 through 2017, Mr. Doll was the President of Real Estate for Public Storage Inc., the world’s largest owner and operator of self-storage facilities. Prior to Public Storage, Mr. Doll was with Westfield Corporation, an international shopping center developer, owner and operator. Mr. Doll graduated from the Ross School of Business at the University of Michigan with a bachelor’s degree in business administration and a major in accounting.
We determined that Mr. Doll’s extensive experience in the self-storage industry and past directorship experience qualifies him to serve as a director on the Board of Directors.
Xavier A. Gutierrez has served as a director of the Company since the effective time of the Business Combination in June 2021. Mr. Gutierrez is the President and Chief Executive Officer of the Arizona Coyotes Hockey Club, overseeing all business operations, strategic planning, significant organizational decision-making, and government relations for the club, where he has served since June 2020. Mr. Gutierrez is the first Latino President and CEO in the history of the National Hockey League. Prior to the Coyotes, from June 2017 to June 2020, Mr. Gutierrez was a Managing Director at Clearlake Capital Group, and prior to that, from 2010 to June 2017, Chief Investment Officer of Meruelo Group and Principal & Managing Director with Phoenix Realty Group from 2003 to 2010. Mr. Gutierrez has also held positions with Latham & Watkins, Lehman Brothers and the National Football League. Mr. Gutierrez currently serves on the board of directors of Commercial Bank of California (CBC). He also serves on the Board and Investment Committee for the Arizona Community Foundation (ACF), the Aspen Institute Latinos & Society Program Advisory Board, the Pro Sports Assembly Advisory Board, the Board of the National Association of the Investment Companies, and the Hispanic Scholarship Fund Advisory Council. Mr. Gutierrez previously served as a voting member of the US Securities Exchange Commission Advisory Committee on Small and Emerging Companies and previously served on the board of directors of several organizations including Sizmek, Inc. (formerly Nasdaq: SZMK), the Investment Committee of the California Community Foundation, and the US Hispanic Chamber of Commerce. Mr. Gutierrez graduated cum laude from Harvard University, where he received a Bachelor of Arts in Government. He received his Doctor of Jurisprudence from Stanford Law School.
We determined that Mr. Gutierrez’s expertise in strategic planning and business operations and extensive experience executive management, including service on other board of director committees, qualifies him to serve as a director on the Board of Directors.
Heather Harding has served as a director of the Company since July 2022. Previously, Ms. Harding served as Chief Financial Officer of Luxfer Holdings PLC since January 1, 2018 until March 1, 2022 and had been its Advisor. Over the past 25 years, Mrs. Harding has held finance leadership roles of increasing responsibility in global industrial companies. Ms. Harding also served as vice president, finance, for Eaton Lighting, a business unit of Eaton Corporation. Prior to that, she was vice president, finance, for various operating units within Cooper Industries and Emerson Electric. Ms. Harding currently serves on the board of directors of J.M. Huber Corporation. A certified public accountant, Mrs. Harding received a Bachelor of Science in Accounting from Southern Illinois University at Carbondale.
We determined that Ms. Harding’s extensive management and financial experience, including formerly serving as the Chief Financial Officer of a publicly traded company, and the attributes that make her eligible to serve as an “audit committee financial expert,” qualify her to serve as a director on the Board of Directors.
Ramey Jackson has served as an executive director and the Chief Executive Officer of the Company since the effective time of the Business Combination in June 2021, extending his previous appointment as Chief Executive Officer of Janus International Group, LLC, effective August 2019. Mr. Jackson has been with Janus for over 20 years, having joined the company in 2002 as Vice President of Sales when Janus was founded. Prior to Janus, Mr. Jackson was a sales executive for Doors and Building Components, Inc. and prior to that, a sales and marketing executive with Atlas Door and GA Power.
We determined that Mr. Jackson’s extensive self-storage and commercial industry knowledge and his expertise in sales, marketing, and business development qualifies him to serve as a director on the Board of Directors.
Thomas A. Szlosek has served as a director of the Company since the effective time of the Business Combination in June 2021. Mr. Szlosek is Executive Vice President and Chief Financial Officer of AutoNation, Inc. (NYSE: AN). Mr. Szlosek currently serves on the board of directors of RXO, Inc. (NYSE: RXO). He joined AutoNation in August 2023, having served as Executive Vice President and Chief Financial Officer of Avantor, Inc. (NYSE: AVTR) from December 2018 to August 2023. Prior to joining Avantor, he spent 14 years with Honeywell, including the last five years as Chief Financial Officer. Mr. Szlosek also spent eight years with GE Corporation, including three years as the CFO for GE Medical Systems, based in Asia, and two years as the CFO for GE Consumer Finance, based in Ireland. He is a Certified Public Accountant and graduated from The State University of New York at Geneseo.
We determined that Mr. Szlosek’s extensive management experience in manufacturing and other similarly situated companies, including serving as the Chief Financial Officer of multiple multi-faceted organizations and the attributes that make him eligible to serve as an “audit committee financial expert,” qualify him to serve as a director on the Board of Directors.
Eileen M. Youds has served as a director of the Company since December 2023. Ms. Youds most recently served as Chief Technology/Information Officer at Global Infrastructure Partners, an independent infrastructure private equity company that invests in high quality assets in the energy, transport and water/waste sectors, where she worked since 2012. Ms.Youds also serves on the boards on a range of corporate, educational and civic organizations, including CyrusOne, the University of Northern Iowa, and the University of St. Thomas. She has over 30 years of senior leadership and technology experience and has held positions of increasing responsibility in multi-billion dollar companies, including Pearson Vue and Honeywell. Ms. Youds completed a Management Executive Program from the Carlson School of Business at the University of Minnesota and holds a Masters of Arts Degree in Math/Computer Science and a Bachelor of Arts Degree in Chemistry/Mathematics from the University of Northern Iowa.
We determined that Ms. Youds’s extensive business experience, including with respect to information technology and her service on other boards of directors qualifies her to serve as a director on the Board of Directors.
Independence Status
Director independence is determined in accordance with the listing standards of the various securities exchanges as well as by the rules and regulations of the SEC. Our Corporate Governance Guidelines provide that a significant majority of the Board and all of the members of the Audit and Compensation Committees must be independent from management and must meet all of the applicable criteria for independence established by NYSE and the SEC. Our Board makes an annual determination of the independence of each director. No director may be deemed independent unless the Board determines that neither the director nor any of the director’s immediate family members has a material relationship with Janus, directly or as an officer, shareholder or partner of an organization that has a material relationship with Janus.

Our Board has determined that all of our non-employee directors meet the requirements to be independent directors under NYSE listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deemed relevant in determining independence, including beneficial ownership of our common stock, and the transactions involving them described in the section entitled “Certain Relationships and Related Transactions.”
In addition, our Board has determined that each member of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent and that Audit Committee members as well as Compensation Committee members satisfy independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
As a result of the above-mentioned determinations, we currently comply with all independence requirements under NYSE listing standards.
Board Meetings and Committees
For the year ended December 30, 2023, our Board held four regular meetings and one special meeting. During 2023, the Audit Committee held eight regular meetings and three special meetings, the Nominating and Corporate Governance Committee held four regular meetings and one special meeting, and the Compensation Committee held four regular meetings and one special meeting. Our directors are expected to attend the annual meeting of shareholders and all or substantially all of the Board meetings and meetings of committees on which they serve. With respect to our 2023 annual meeting of shareholders, all members of our Board attended the meeting. In 2023, each incumbent director attended at least 80% of the meetings of the Board during such director’s tenure and the total number of meetings held by any of the committees of the Board on which the director served.
Our Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition, duties, and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.
Board Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ramey Jackson
Roger Fradin (Chair)(1)		X (Chair)	X
Xavier Gutierrez(2)		X
David Doll(3)	X		X (Chair)
Thomas Szlosek	X (Chair)
Heather Harding	X
Tony Byerly(4)			X
Joseph F. Hanna(5)		X
Eileen M. Youds(6)			X
(1)
Mr. Fradin was appointed to the Nominating and Corporate Governance Committee in June 2023, was appointed Vice Chairman in July 2023, and was appointed Chair of the Board and Chair of the Compensation Committee in December 2023.

(2)	Mr. Gutierrez was appointed to the Compensation Committee in December 2023.
(3)	Mr. Doll was appointed Chair of the Nominating and Corporate Governance Committee in December 2023.
(4)	Mr. Byerly was appointed to the Nominating and Corporate Governance Committee in December 2023.
(5)	Mr. Hanna was appointed to the Compensation Committee in December 2023.
(6)	Ms. Youds was appointed to the Nominating and Corporate Governance Committee in December 2023.
Audit Committee
The Audit Committee is responsible for, among other matters:
1.	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;
2.	pre-approving audit and permissible non-audit and tax services, and the terms of such services, to be provided by our independent registered public accounting firm;

3.	reviewing our policies on risk assessment and risk oversight;
4.
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

5.	reviewing the adequacy of our internal control over financial reporting;
6.	establishing policies and procedures for the receipt, retention and treatment of accounting-related complaints and concerns;
7.
recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in or attached as exhibits to our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable;

8.	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
9.	preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;
10.	reviewing, approving and overseeing all related party transactions for potential conflict of interest situations and approving all such transactions; and
11.	reviewing and discussing with management and our independent registered public accounting firm our earnings releases and scripts.
Our Board has affirmatively determined that Mr. Doll, Ms. Harding, and Mr. Szlosek meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 of the Exchange Act and the applicable NYSE listing standards. In addition, our Board has determined that each of Mr. Szlosek and Ms. Harding qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. The written charter for our Audit Committee is available at our corporate website at https://ir.janusintl.com/governance. Our website is not part of this notice and proxy statement.
Compensation Committee
The Compensation Committee is responsible for, among other matters:
1.	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
2.	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;
3.	reviewing and making recommendations to the Board regarding the compensation of our other executive officers;
4.	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
5.	conducting the independence assessment outlined in NYSE rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
6.	annually reviewing and reassessing the adequacy of the committee charter;
7.
assisting the Board in its oversight of human capital management, including corporate culture, diversity and inclusion, recruiting, retention, attrition, talent management, career development and progression, succession and employee relations;

8.	overseeing and administering our compensation and similar plans;
9.	reviewing at least annually and making recommendations to our Board with respect to director compensation and benefits for service;

10.	reviewing and recommending to the Board policies and proposals relating to “say-on-pay” votes and the frequency with which the Company will conduct say-on-pay votes; and
11.	reviewing and discussing with management the Compensation Discussion and Analysis to be included in our annual proxy statement or Annual Report on Form 10-K.
Our Board has affirmatively determined that Messrs. Fradin, Gutierrez, and Hanna meet the definition of “independent director” for purposes of serving on a compensation committee under Rule 10C-1 of the Exchange Act and the applicable NYSE listing standards. The written charter for our Compensation Committee is available at our corporate website at https://ir.janusintl.com/governance. Our website is not part of this notice and proxy statement.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for, among other matters:
1.	developing and recommending to our Board criteria for board and committee membership;
2.	identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;
3.
review and monitor the development and implementation of the goals the Company may establish from time to time with respect to its ESG and sustainability matters, and provide guidance to our Board on such matters;

4.	developing and recommending to our Board best practices and corporate governance principles;
5.	developing and recommending to our Board a set of corporate governance guidelines; and
6.	reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board.
Our Board has affirmatively determined that Mr. Doll, Mr. Fradin, Mr. Byerly, and Ms. Youds are independent within the meaning of the NYSE listing standards and any applicable minimum standards required by the Exchange Act. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at https://ir.janusintl.com/governance. Our website is not part of this notice and proxy statement.
Board and Committee Self-Evaluations
As part of the Board’s commitment to good governance, the Board conducts an annual process to assess the effectiveness of the full Board and the operations of its Committees. The Nominating and Corporate Governance Committee will oversee the evaluation of the Board as a whole and its Committees and solicit feedback from directors as to whether the Board is continuing to evolve and to be refreshed in a manner that serves our business and strategic needs. After distribution of the self-evaluation materials to directors, the Nominating and Corporate Governance Committee will receive comments from all directors and report to the Board, identifying areas for improvement in the performance of the Board and its Committees. The Company’s General Counsel facilitated the evaluation process in 2021 through 2023.
The Nominating and Corporate Governance Committee will annually review the scope and content of the self-evaluation to ensure it is contemporary, appropriate for the needs of the Company, and that actionable feedback is solicited on the operation and effectiveness of the Board and its Committees. Before recommending the re-nomination of a slate of incumbent directors for an additional term, the Nominating and Corporate Governance Committee will evaluate whether incumbent directors possess the requisite skills and perspective, both individually and collectively, to continue to serve our business and strategic needs. This assessment will include members’ qualification as independent, strength of character, judgment, and ability to devote sufficient time to attendance at, and preparation for, Board meetings.
Board Leadership Structure and Role in Risk Oversight
The following section describes our Board leadership structure, the reasons our Board considers that this structure is appropriate at this time, the roles of various positions, and related key governance practices. Our

Board believes that the mix of experienced independent and management directors that make up our Board, our Board committee composition, and the separation of the roles of Chair and Chief Executive Officer benefit the Company and its shareholders.
Independence
Our Board has an effective mix of independent and management directors. Our Board includes our Chief Executive Officer and eight independent directors.
Chair and Chief Executive Officer
With respect to the roles of Chair and Chief Executive Officer, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Currently, the roles of Chair and Chief Executive Officer are separated, with Mr. Fradin serving as Chair and Mr. Jackson as Chief Executive Officer. The Board believes that separating the roles of Chair and Chief Executive Officer at this time is the most effective leadership structure because it allows Mr. Jackson to focus on the management of the Company and day-to-day operations as the Company continues to establish itself as a public company and allows Mr. Fradin to leverage his strong background to provide strategic guidance and effective oversight of management.
The Corporate Governance Guidelines provide that at times when the Board has not elected a Chair or the offices of Chair and Chief Executive Officer are combined resulting in the Chair not being independent, it would be beneficial to the Company to designate one of the directors as a lead independent director, and that such designation will be reviewed by the Board from time to time. Given the current separation of the roles of Chair and Chief Executive Officer at this time, the Board has not appointed a lead independent director.
Management Succession
The Compensation Committee reviews and approves corporate goals and objectives relevant to Chief Executive Officer compensation and evaluates the Chief Executive Officer’s performance in light of these goals and objectives. The Compensation Committee recommends to the Board the Chief Executive Officer’s compensation level or changes to such level based on the evaluation of the Chief Executive Officer’s performance and any other factors the Committee deems relevant. The Nominating and Corporate Governance Committee makes recommendations to the Board on succession planning periodically. The Nominating and Corporate Governance Committee evaluates potential successors to the Chief Executive Officer and other officers, which are subject to approval by the Board. The Chief Executive Officer or other officers will, as applicable, make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.
Insider Trading Policies and Procedures
The Board has adopted an insider trading policy (the “Insider Trading Policy”) that applies to all of the Company’s directors, officers, and employees, as well as certain other designated individuals, and which provides guidelines with respect to transactions in the securities of the Company and its subsidiaries and the handling of confidential information about the Company and the companies with which the Company does business. Among other things, the Insider Trading Policy prohibits engaging in transactions in the Company’s securities if aware of material non-public information and prohibits directors, officers, and certain other employees from buying or selling the Company’s securities during certain periods, except pursuant to an approved trading plan under Rule 10b5-1 of the Exchange Act (“Rule 10b5-1”). In addition, certain individuals, including directors and officers, are required to receive prior approval from the Company’s Chief Financial Officer, prior to engaging in transactions in the Company’s securities, subject to certain exceptions. The Insider Trading Policy also set forth mandatory guidelines that apply to all directors, officers, and employees of the Company who adopt Rule 10b5-1 plans for trading in the Company’s securities, which are intended to ensure compliance with Rule 10b5-1 and to conform to best practices with respect to the design and implementation of Rule 10b5-1 plans.
Share Repurchase Program
As of December 30, 2023, the Company did not have a repurchase program in place or authorized by the Board. On February 28, 2024, our Board authorized a $100 million share repurchase program. Although our Board has authorized a share repurchase program, the share repurchase program does not obligate us to repurchase any specific dollar amount or to acquire any specific number of shares. The Company may repurchase shares from time to time through open market transactions, certain of which may be made pursuant to Rule 10b-18 under the Exchange Act, in compliance with applicable state and federal securities laws. The timing, as well as the number and value of shares repurchased under the program, will be determined by the Company at its discretion and will depend on a variety of factors, including our assessment of the intrinsic value of the Company’s common stock, the market price of the Company’s common stock, general market and economic conditions, available liquidity, compliance with the Company’s debt and other agreements, applicable legal requirements, the nature of other investment opportunities available to the Company, and other considerations. The Company is not obligated to purchase any shares under the repurchase program, and the program may be suspended, modified, or discontinued at any time without prior notice. The Company expects to fund the repurchases by using cash on hand and expected free cash flow to be generated in the future.
Hedging Transactions
Pursuant to our Insider Trading Policy, we prohibit our employees, directors, and officers from engaging in hedging transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. Such hedging transactions may permit a director, officer, or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer, or employee may no longer have the same objectives as the Company’s other shareholders. Additionally, directors, officers, and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.
Stock Ownership Guidelines
On August 29, 2023, the Compensation Committee approved stock ownership guidelines for the executive officers and directors, which provide target levels of stock ownership that executive officers and directors must attain. The target ownership level for our Chief Executive Officer is five times his annual base salary; for our named executive officers other than the Chief Executive Officer, the target level is three times their respective base salary; for our other executive officers, the target level is two times their respective base salary; and for our non-employee directors, the target level is three times the annual retainer for service on the Board. Covered persons are expected to achieve their applicable guideline ownership level within five years after becoming subject to the guidelines, and covered persons who have not achieved the applicable guideline ownership level generally will be required to retain at least 50% of the net shares received pursuant to any equity incentive awards granted by the Company.
For purposes of our stock ownership guidelines, the following equity interests generally will be counted towards satisfaction of the applicable guideline ownership level: (i) shares owned directly by the covered person or immediate family members; (ii) shares held in trust for the benefit of the covered person or family members (including any shares held in the Company’s 401(k) plan); (iii) shares underlying unvested, time based restricted stock or RSUs; and (iv) vested deferred stock units or vested PSUs that may only be settled in shares of common stock. Shares subject to unexercised Options (whether vested or unvested) and unvested PSUs or other performance-based equity awards do not count as qualifying shares for purposes of the stock ownership guidelines.
Risk Oversight
Our Board oversees an enterprise-wide approach to risk oversight, designed to support the achievement of organizational objectives, to improve long-term organizational performance, and to enhance shareholder value. A fundamental part of risk oversight is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full Board in reviewing our business is an integral aspect of its assessment of the Company’s risk profile and also its determination of what constitutes an appropriate level of risk.
While our full Board has overall responsibility for risk oversight, it has delegated primary oversight of certain risks to its committees. Our Audit Committee oversees our Enterprise Risk Management program on behalf of our Board. Among its other responsibilities, it monitors our major financial and cybersecurity risk exposures, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements and management provides our Audit Committee periodic reports on our compliance programs. Our Compensation Committee oversees the design and implementation of our compensation policies and programs and monitors the incentives created by these policies and programs to determine whether they encourage excessive risk-taking. Our Compensation Committee also assesses the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk. Our Nominating and Corporate Governance Committee oversees our major corporate governance risks, including comprehending the appropriate balance between risks and rewards.
Enterprise Risk Management Program
In connection with its reviews of the operations of our business, our full Board addresses the primary risks associated with our business, such as strategic planning. Our Board appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge.
We are committed to ensuring our Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes. At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as legal risks, cybersecurity and privacy risks, and financial, tax, and audit related risks.
As a part of its overall risk management strategy, the Company has implemented an Enterprise Risk Management (“ERM”) program to identify and monitor key risks. The ERM program is designed to identify, assess, and monitor the management of key risks that are aligned with the Company’s strategic and business objectives. The ERM program is overseen and governed by the Audit Committee and managed by members of senior management. Working with the ERM program management team, the Board and the Audit Committee regularly assess the overall risks applicable to the Company, its businesses and functions as well as management action plans to mitigate or minimize the risks identified, providing the Audit Committee and the full Board with visibility into the risks that impact us and the plans to mitigate them.
In addition, in November 2023, we established a cross-functional management-managed ERM committee (“ERM Committee”) to identify, assess, and monitor the management of key risks that are aligned with the Company’s strategic and business objectives. The ERM Committee is overseen by the Audit Committee and is managed by members of the Company’s senior management. The ERM Committee assists senior management and the Board by: (i) providing oversight and maintenance of the Company’s ERM framework, (ii) establishing and communicating the Company’s risk appetite and tolerance, (iii) defining the Company’s ERM processes and developing systems for identifying and reporting risks, and (iv) supporting the Company’s ongoing commitment to oversee ERM performance across the Company.
The members of the ERM Committee are appointed by the Chief Executive Officer of the Company, taking into account each employee’s expertise in relevant and varied disciplines. The ERM Committee meets as often as it determines necessary or appropriate to meet its objectives, but no less frequently than bi-annually. The duties and responsibilities of the ERM Committee include but are not limited to: (i) overseeing the Company’s reporting and disclosure with respect to ERM matters; (ii) overseeing the Company’s risk identification, risk tolerance, risk assessment, and risk management practices for strategic enterprise risks facing the Company, including, but not limited to, risks associated with technology, intellectual property, and operations; (iii) determining which ERM matters are of significance to the Company and monitoring current and emerging ERM matters that may affect the Company, its performance, public image, or operations; and (iv) assisting the Audit Committee and Board in: (y) setting the Company’s general strategy with respect to ERM matters, and to consider and recommend policies, prioritization of ERM resources, practices, and disclosures that conform with the Company’s strategy; and (z) overseeing internal and external communications regarding the Company’s position or approach to ERM Matters.
With the Board’s and the ERM Committee’s oversight, we are embedding policies and practices related to ERM matters into our corporate strategy, disclosure, and goals in an effort to maintain and advance long-term value.

Human Capital
We recognize that our employees are our greatest asset. As a result, the Company strives to create an environment that keeps our employees safe, treats them with dignity and respect, and fosters a culture of performance recognition. The Company does this through the programs summarized below, the objectives and related risks of each are overseen by our Board or one of its committees.
Employee Health and Safety
Safety is a core value at Janus and is a critical element to our continued growth strategy. We foster a culture that is committed to making safety a personal mission for every employee. Our overall goal is to eliminate workplace injuries. We also promote and foster an environment of empowerment and sharing throughout the Company at all levels and at all locations. We engage our employees on safety with a focus on risk identification and elimination through various leading indicators. We track Occupational Safety and Health Administration (“OSHA”) recordable injuries and lost time rates by location monthly. We establish safety targets annually, which are tracked and reported to leadership monthly and reviewed periodically with our Board.
The Company has an Environmental, Health & Safety committee comprised of representatives from across the Company’s businesses that share best practices and is responsible for driving our environmental, health, and safety strategy. This helps drive our best-in-class programs designed to reinforce positive behaviors, empower our employees to actively take part in maintaining a safe work environment, to heighten awareness and mitigate risk on critical safety components. Within each of our manufacturing and distribution facilities, we have site-specific safety and environmental goals designed to reduce risk.
Total Rewards
As part of our compensation philosophy, we believe that we must offer and maintain a market competitive total rewards program for our employees in order to attract and retain superior talent. These programs not only include base wages and performance-based incentives, but also health, welfare, and retirement benefits. We offer competitive health and wellness benefits to eligible employees and periodically conduct analyses of plan utilization to further tailor our employee benefits to meet their ongoing needs.
Talent Development and Succession
We aim to inspire and equip our employees to be successful in their current role within the organization and help them develop the skills to build on opportunities for future career growth. We understand our most critical roles that serve as points of leverage to deliver value and place our best people in those roles while attracting new talent and capabilities in support of continuous improvement in all we do. The Company uses performance management programs to support a high-performance culture, strengthen our employee engagement and help retain our top talent.
Succession planning for critical roles is an important part of our development program across the Company. The Company is committed to developing our current talent and has made a significant investment in assessing our talent for jobs both in the near term and in the future state. We are committed to ensuring our leaders are prepared for greater levels of responsibility and can successfully transition into new roles.
Cybersecurity
Organizations in our industry are frequently confronted with a broad range of cybersecurity threats, ranging from uncoordinated, individual attempts to gain unauthorized access to an organization’s information technology (“IT”) environment to sophisticated and targeted cyberattacks sponsored by foreign governments and criminal enterprises. Although we employ comprehensive measures to prevent, detect, address, and mitigate these threats, a cybersecurity incident could potentially result in the misappropriation, destruction, corruption, or unavailability of critical data, personal identifiable information, and other confidential or proprietary data (our own or that of third parties) and the disruption of business operations. The potential consequences of a material cybersecurity incident include remediation and restoration costs, reputational damage, litigation with third parties, and diminution in the value of our investment in research and development, which in turn could adversely affect our competitiveness and results of operations. Accordingly, cybersecurity is an important part of our ERM program, and the Company seeks to address cybersecurity risks through a comprehensive, cross-functional approach.

The Company’s cybersecurity policies, standards, processes, and practices for assessing, identifying, and managing material risks from cybersecurity threats and responding to cybersecurity incidents are based on recognized frameworks established by the National Institute of Standards and Technology, the International Organization for Standardization, and other applicable industry standards. The Company has established certain controls and procedures, including an Incident Response Plan, that provide for the identification, analysis, notification, escalation, communication, and remediation of data security incidents at appropriate levels so that decisions regarding the public disclosure and reporting of such incidents can be made by management in a timely manner. In particular, the Company’s Incident Response Plan: (i) is designed to identify and detect information security threats through various mechanisms, such as through security controls and third-party disclosures; and (ii) sets forth a process to (a) analyze any such threats detected within the Company’s IT environment or within a third-party’s IT environment, (b) contain cybersecurity threats under various circumstances, and (c) better ensure the Company can recover from cybersecurity incidents to a normal state of business operations. The Company has established and maintains other incident response and recovery plans that address the Company’s response to a cybersecurity incident.
In light of the pervasive and increasing threat from cyberattacks, the Board and the Audit Committee, with input from management, assess the Company’s cybersecurity threats and the measures implemented by the Company in an effort to mitigate and prevent cyberattacks. The Audit Committee consults with management regarding ongoing cybersecurity initiatives, and requests management to report to the Audit Committee or the full Board regularly on their assessment of the Company’s cybersecurity program and risks. Both the Audit Committee (on no less than a quarterly basis) and the full Board (on no less than an annual basis) receive regular reports from our Information Technology Department on cybersecurity risks, timely reports regarding any cybersecurity incident that meets established reporting thresholds, as well as ongoing updates regarding any such incident until it has been addressed. We anticipate these reporting activities will be overseen by our newly appointed Chief Information Officer (“CIO”) moving forward.
The Company’s information security and cybersecurity program is managed by a dedicated CIO, whose team is responsible for leading enterprise-wide cybersecurity strategy, policy, standards, architecture, and processes. The CIO provides periodic reports to our Board and Audit Committee as well as our Chief Financial Officer and other members of our senior management as appropriate. We have also established cross-functional teams to collaborate and communicate on cybersecurity-related issues. The reports to management include updates on the Company’s cyber risks and threats, the status of projects to strengthen the Company’s information security systems, assessments of the information security program, and the emerging threat landscape. Specifically, our management-driven ERM Committee and Incident Response team include executives from key departments across the Company and each work collaboratively to ensure periodic reviews and assessments of the Company’s security environment are being observed.
In November 2023, the Company appointed its first CIO, Phil Stevens, who served as both a CIO and Chief Technology Officer in previous roles, prior to joining the Company. Mr. Stevens has more than 25 years of experience in privately held and publicly traded companies and has an established track record of developing and overseeing various cybersecurity programs. Mr. Stevens holds a Bachelor of Science (B.S.) in Computer Science from Purdue University, a Master of Science (M.S.) in Information Technology from the Florida Institute of Technology, and specializations in AI Product Management and Machine Learning Operations (MLOps) from Duke University (Online).
Environmental, Social, and Governance
The Nominating and Corporate Governance Committee is responsible for, among other matters, reviewing and monitoring the development and implementation of the goals the Company may establish from time to time with respect to its environmental, social, and governance (“ESG”) and sustainability matters, and provide guidance to our Board on such matters. We believe that our ESG management is an important part of meeting investor expectations and building long-term value, and will create sustainable long-term value for our Company, our shareholders and other stakeholders, our clients, and our employees while also helping us mitigate risks, reduce costs and improve financial performance, and identify market opportunities.
In August 2022, we established a cross-functional management-managed ESG Committee to support the Company’s on-going commitment to environmental, health, safety, corporate social responsibility, corporate governance, sustainability, and other public policy trends, issues, and concerns relevant to the Company. The

ESG Committee charter may be found on our website at https://ir.janusintl.com/governance/esg. The ESG Committee assists senior management and the Board in: (a) developing Company strategy relating to ESG matters, including identifying, evaluating and monitoring ESG matters at the Company that could affect the Company’s business activities, performance, and reputation; (b) improving the Company’s understanding of ESG matters; (c) overseeing integration of strategically significant ESG policies into the business operations and strategy; and (d) assisting in shaping communications with employees, investors, and other stakeholders of the Company with respect to ESG matters. The Chair of the ESG Committee reports to the Board on behalf of the ESG Committee on no less than an annual basis and to the Nominating and Corporate Governance Committee on no less than a quarterly basis.
The members of the ESG Committee are appointed by the Chief Executive Officer of the Company. The ESG Committee meets as often as it determines necessary or appropriate to meet its objectives, but no less frequently than bi-annually. With the Board’s and the ESG Committee’s oversight, we are embedding policies and practices related to ESG matters into our corporate strategy, disclosure, and goals in an effort to maintain and advance long-term value.
Shareholder Engagement
Our commitment to strong corporate governance includes prioritizing regular, ongoing engagement with our shareholders. We believe that the feedback we receive from our investors helps us to make decisions that are in the best interest of the Company and our shareholders. Our management team, including our Chief Executive Officer and Chief Financial Officer, regularly engage with our shareholders through one-on-one meetings, quarterly earnings calls, industry conferences, and other channels of communication. This level of engagement helps us better understand shareholder priorities and perspectives, gives us an opportunity to expand on our initiatives and practices, and promotes constructive dialogue. During 2023, we engaged in one-on-one meetings with shareholders and received valuable feedback regarding various perspectives relevant to our business. Management regularly reports to the Board regarding the results of our engagement with shareholders, and the Board takes investor feedback into account as it continues to assess and refine our corporate governance policies and practices.
Code of Ethics
We have adopted a Code of Ethics (the “Code”) that applies to all of our employees, officers, and directors, including those officers responsible for financial reporting. The Code is available on our website at https://ir.janusintl.com/governance/governance-documents. We intend to disclose any amendments to the Code, or any waivers of its requirements, on our website.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Communications by Shareholders and Other Interested Parties with the Board
Shareholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-management directors as a group, by sending regular mail to:
Janus International Group, Inc.
135 Janus International Blvd.
Temple, GA 30179
Attention: Board of Directors
c/o General Counsel
Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

EXECUTIVE OFFICERS
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of the Company as of May 1, 2024:
Name	Age	Position
Ramey Jackson	51	Chief Executive Officer
Anselm Wong	52	Executive Vice President and Chief Financial Officer
Morgan Hodges	59	Executive Vice President
Vic Nettie	56	Vice President of Manufacturing
Peter Frayser	40	Chief Commercial Officer
Rebecca Castillo	50	Vice President of Human Resources
Elliot Kahler	33	General Counsel and Corporate Secretary
David Vanevenhoven	40	Chief Accounting Officer
Ramey Jackson is our Chief Executive Officer. His biography can be found above under “Board of Directors and Corporate Governance—Continuing Directors.”
Anselm Wong has served as Executive Vice President and Chief Financial Officer of the Company since July 2022. Prior to Janus, Mr. Wong served as CFO for GE Digital from October 2019 until June 2022 and Deputy CFO for Resideo Technologies from October 2018 until July 2019. Prior to that, Mr. Wong spent 20 years at Honeywell, having most recently served as VP of Finance & Spin Leader. In this role, he led the spinoff of the Honeywell Homes Business (Resideo) in ten months, separating 250+ legal entities, 17 ERP systems and numerous shared locations that included 17 factories, and hundreds of sales and back office locations throughout the globe. Mr. Wong holds a Bachelor of Commerce degree from University of Toronto in Ontario, Canada and is a CPA as well. He is Six Sigma Green Belt Certified.
Morgan Hodges has served as Executive Vice President of the Company since the effective time of the Business Combination in June 2021. Mr. Hodges has been with Janus since its inception in 2002, serving as Vice President of Estimating until July 2019, and as Vice President of Estimation and Project Management from July 2019 until September 2020 when he became Executive Vice President of Janus International Group, LLC. Mr. Hodges provides Janus with day-to-day management over several critical functions of the Company, including, estimating, technical sales, and project management, as well as providing key insight toward the overall strategic growth of the Company. Prior to Janus, Mr. Hodges operated an independent company, CES, which specialized in self-storage construction and prior to that was an estimating executive at Doors and Building Components, Inc.
Vic Nettie has served as Vice President of Manufacturing of the Company since the effective time of the Business Combination in June 2021. Mr. Nettie has been with Janus since its inception in 2002, serving as Vice President of Manufacturing since September 2014. Prior to Janus, Mr. Nettie was the Manufacturing/Operations Manager for Doors and Building Components, Inc. Mr. Nettie has worked in the construction of self-storage facilities, in multiple facets, since the late 1980’s. Mr. Nettie is a graduate of Michigan State University with a degree in Materials and Logistics Management with an emphasis in Operations.
Peter Frayser has served as Chief Commercial Officer of the Company since June 2021. Before serving in his current role, Mr. Frayser served as Vice President of Sales and Estimating and served in positions of increasing responsibility, such as Vice President of Sales and Vice President of International Sales since joining Janus in 2016. Prior to Janus, Mr. Frayser worked in real estate development in Valencia, Spain, and later in the international sports industry with the MLB and the NBA in New York City. Mr. Frayser has bachelor’s degrees in International Business and Spanish from the University of Georgia and a master’s degree in International Trade from the University of Castilla La Mancha (Spain).
Rebecca Castillo serves as the Vice President of Human Resources at the Company. Ms. Castillo joined the Company in 2016 as Director of Human Resources. In September 2022, Ms. Castillo was promoted to Vice President of Human Resources. Prior to joining Janus’s team, Ms. Castillo most recently served as a Regional Human Resources Manager where she led the employee relations and compliance functions for a major landscaping firm. Ms. Castillo received her Bachelor of Business Administration degree from Mercer University’s Stetson School of Business and Economics where she graduated cum laude.

Elliot Kahler serves as General Counsel and Corporate Secretary for the Company. Mr. Kahler joined the Company as Corporate Counsel in 2018, establishing the Company’s in-house Legal department. In September 2022, Mr. Kahler was promoted to General Counsel and, in April 2024, was appointed Corporate Secretary. Prior to joining Janus, Mr. Kahler was an Atlanta-based attorney, where he focused his practice on corporate and transactional law. Mr. Kahler is an active member of the State Bar of Georgia. He received his Juris Doctor from Emory University School of Law and holds a Bachelor of Arts degree in History from Emory University.
David Vanevenhoven serves as the Chief Accounting Officer for the Company. Mr. Vanevenhoven joined the Company in February 2023. Prior to joining Janus, Mr. Vanevenhoven worked at Mirion Technologies (NYSE: MIR), from June 2019 until February 2023 where he served as the Global Controller. Prior to Mirion, Mr. Vanevenhoven worked for Fleet Farm from October 2016 until June 2019, where he navigated the transition from a family-held business to a portfolio company. Mr. Vanevenhoven began his career in public accounting where he became a Senior Manager at KPMG LLP, serving private and public companies in the manufacturing sector. He is also a licensed CPA.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions
Consistent with applicable regulatory requirements, our Related Party Transactions Policy (the “RPT Policy”) requires disclosure, preapproval, and tracking of any proposed transactions between the Company and related parties. Generally, the RPT Policy applies to any transaction in which Janus or its subsidiaries are a participant, the amount involved exceeds $120,000 and a related party has a direct or indirect material interest. A related party means any person who is or was (since the beginning of the Company’s last fiscal year, even if such person does not presently serve in that role): (i) an executive officer, director, or nominee for director of the Company, (ii) any shareholder owning more than 5% of any class of the Company’s voting securities, or (iii) an Immediate Family Member (as defined in the RPT Policy) of any person described in (i) or (ii).
Under the Policy, reviews are conducted by management to determine which transactions or relationships should be referred to the Audit Committee for consideration. The Audit Committee then reviews the material facts and circumstances regarding a transaction and determines whether or not the transaction is fair and reasonable and consistent with the RPT Policy. Under the RPT Policy, any related party transaction must be submitted for prior approval where reasonably possible or, if not approved in advance, submitted for ratification. The RPT Policy is in addition to the provisions addressing conflicts of interest in our Code of Ethics and any similar policies regarding conflicts of interest adopted by the Board. Our directors, executive officers, and all other employees are expected to comply with the terms of the Code of Ethics.
Investor Rights Agreement
At the closing of the Business Combination, the Company entered into the Investor Rights Agreement with Clearlake Capital Group, L.P. (“Clearlake”), Juniper Industrial Holdings, Inc. (“JIH”), Juniper Industrial Sponsor, LLC (the “SPAC Sponsor”), certain shareholders of JIH and certain former shareholders of Midco with respect to the shares of the Company’s common stock issued as partial consideration under the Business Combination Agreement. The Investor Rights Agreement includes, among other things, the following provisions:
Registration Rights. The Company was required to file a resale shelf registration statement on behalf of the Company’s securityholders promptly after the closing of the Business Combination. The Investor Rights Agreement also provides certain demand rights and piggyback rights to our securityholders, subject to underwriter cutbacks and issuer blackout periods. The Company shall bear all costs and expenses incurred in connection with the resale shelf registration statement, any demand registration statement, any underwritten takedown, any block trade, any piggyback registration statement and all expenses incurred in performing or complying with its other obligations under the Investor Rights Agreement, whether or not the registration statement becomes effective.
Director Appointment. Subject to certain step down provisions, Clearlake had the right to nominate four Board members (each, a “Clearlake Director”) and one Board observer to the Board. As of December 2023, Clearlake no longer owns at least 10% of the total voting power of the outstanding shares of Janus common stock. Accordingly, Clearlake no longer has the right to nominate the Clearlake Directors or a Board observer. The SPAC Sponsor has the right to nominate two directors to the initial Board (each a “SPAC Sponsor Director”). The four Clearlake Directors, the two SPAC Sponsor Directors, the two initial independent directors, and the Chief Executive Officer of the Company comprised the initial Board of Directors appointed in connection with the Business Combination. The Board shall be divided in three classes designated as Class I, Class II, and Class III, with each director serving a three-year term and one class being elected at each year’s annual meeting of shareholders of the Company. One initial independent director (who subsequently resigned prior to the end of his term), one Clearlake Director, and the Chief Executive Officer were nominated as Class I directors with initial terms that ended as of the Company’s 2022 annual meeting of shareholders; one initial independent director and one Clearlake Director were nominated as Class II directors with initial terms set to end at the 2023 annual meeting of shareholders; and one SPAC Sponsor Director was nominated as a Class III director with an initial term set to end at this 2024 Annual Meeting.
As of December 2023, Clearlake no longer owns at least 10% of the total voting power of the outstanding shares of Janus common stock. Accordingly, Clearlake no longer has the right to nominate the Clearlake Directors or a Board observer. Following Clearlake’s sale of Janus common stock in December 2023, Mr. Feliciano and Mr. Leonard, who were the Clearlake Directors, resigned from the Board.

Employment Arrangements (dollar amounts in this section are in millions)
Certain relatives of John Morgan Hodges (an Executive Vice President of the Company) and Elliot Kahler (General Counsel and Corporate Secretary of the Company), each of whom is an executive officer, are related parties. Mr. Hodges has been an executive officer of the Company since it went public in June 2021 and all of his compensation was approved by the Compensation Committee. Mr. Kahler became an executive officer in February 2023.
Seth Powell is a Project Manager in the Company’s Estimating Department and the son-in-law of Mr. Hodges. Mr. Powell is expected to earn approximately $0.21 in total compensation for the 2024 fiscal year, consisting of base salary and commission. Mr. Powell was paid compensation of $0.22 in the fiscal year ended December 30, 2023, consisting of base salary, bonus, commission, and share-based compensation. Mr. Powell also participates in the Company’s benefit programs available to all other employees in similar positions.
Mr. Kahler is expected to earn approximately $1.3 in total compensation for the 2024 fiscal year, consisting of a base salary, target bonus, and share-based compensation that is subject to a three year vesting period. Mr. Kahler was paid compensation of $0.81 in the fiscal year ended December 30, 2023, consisting of base salary, target bonus, and share-based compensation. Mr. Kahler also participates in the Company’s benefit programs available to all other employees in similar positions.
Megan Kahler is the Chief Financial Officer of Janus International Group, LLC (“Janus Core”), our wholly owned subsidiary, and the spouse of Mr. Kahler. Ms. Kahler is expected to earn $0.42 in total compensation for the 2024 fiscal year, consisting of a base salary, target bonus, and share-based compensation that is subject to a three year vesting period. Ms. Kahler was paid compensation of $0.44 in the fiscal year ended December 30, 2023, consisting of base salary, target bonus, and share-based compensation. Ms. Kahler also participates in the Company’s benefit programs available to all other employees in similar positions.
The Audit Committee approved the above related party transactions relating to employment of relatives.
Director Independence
Our Corporate Governance Guidelines provide that a significant majority of the Board and all of the members of the Audit and Compensation Committees must be independent from management and must meet all of the applicable criteria for independence established by NYSE and the SEC. No director may be deemed independent unless the Board determines that neither the director nor any of the director’s immediate family members has a material relationship with Janus, directly or as an officer, shareholder or partner of an organization that has a material relationship with Janus.
Our Board has determined that all of our non-employee directors meet the requirements to be independent directors under NYSE listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deemed relevant in determining independence. In making its determination, the Board considered disclosures each director made related to various transactions, relationships, or arrangements involving certain directors. Disclosures by the following two directors required analysis:
In determining that Mr. Fradin is an independent director, the Board considered that, during 2023, Mr. Fradin (i) acted as an Advisor to MSC Industrial Direct Co., Inc. (“MSC”), a supplier to Janus, and (ii) served as Chairman of Resideo Technologies, Inc. (“Resideo”), a supplier to Janus. In 2023, Janus made payments to MSC and Resideo on commercially ordinary terms. In determining that Mr. Byerly is an independent director, the Board considered that, during 2023, Mr. Byerly served as Global President of Securitas Technology and Chief Executive Officer of Securitas Technology Corporation (together “Securitas”), a supplier to Janus. In 2023, Janus made payments to Securitas on commercially ordinary terms. The Board has determined that these commercial relationships are not material.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our common stock as of May 1, 2024 for:
•	each person or group known to us who beneficially owns more than 5% of our common stock;
•	each of our directors;
•	each of our Named Executive Officers; and
•	all of our directors and executive officers as a group.
The numbers of shares of common stock beneficially owned and percentages of beneficial ownership are based on an estimated 145,988,172 shares of common stock outstanding as of May 1, 2024.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options or RSUs that are currently exercisable or will vest within 60 days of May 1, 2024 are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the shareholder.
Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock	Rights to Acquire Shares of Common Stock(2)	Total(3)	Approximate Percentage of Outstanding Shares of Common Stock
Directors, Executive Officers and Named Executive Officers
Ramey Jackson(4)	908,666	121,910	1,030,576	*
Anselm Wong	7,176	61,923	69,099	*
Morgan Hodges(5)	670,120	11,036	681,156	*
Vic Nettie(6)	878,516	11,036	889,552	*
Peter Frayser	233,575	11,036	244,611	*
Roger Fradin(7)	2,559,295	14,285	2,573,580	1.76%
David Doll	67,446	15,306	82,752	*
Xavier Gutierrez	24,983	14,285	39,268	*
Thomas Szlosek	103,759	12,244	116,003	*
Heather Harding	8,547	11,224	19,771	*
Tony Byerly(8)	—	—	—	—
Joseph F. Hanna(9)	—	—	—	—
Eileen M. Youds(10)	—	—	—	—
All current directors and executive officers as a group (17 individuals)	5,473,645	284,285	5,757,930	3.94%

Five Percent Holders:
The Vanguard Group, Inc.(11)	11,636,534	—	11,636,534	7.97%
BlackRock, Inc.(12)	8,389,211	—	8,389,211	5.74%
*	less than 1%
(1)	Unless otherwise noted, the business address of each of the directors and executive officers is: 135 Janus International Blvd., Temple, GA 30179.

(2)
This column includes (i) shares of Company common stock that may be acquired under stock options that are exercisable as of May 1, 2024 or will become exercisable within 60 days thereafter, and (ii) shares subject to restricted stock units that will vest within 60 days of May 1, 2024. No non-employee directors have Company stock options.

(3)	This table does not include performance-based restricted share units or time-based stock options and restricted stock units that will not be earned and/or paid within 60 days of May 1, 2024.
(4)
Consists of (i) 19,156 shares of common stock held directly by Ramey Jackson, (ii) 200,000 shares of common stock held by the Pierce Jackson Gift Trust (the “Pierce Jackson Trust”), (iii) 250,000 shares of common stock held by the Preslie Jackson Gift Trust (the “Preslie Jackson Trust”), (iv) 439,510 shares of common stock held by the Ray P Jackson Jr. Revocable Trust (the “Ray P Jackson Jr Trust”), and (v) 121,910 stock options exercisable for shares of Common Stock held directly by Mr. Jackson. Immediate family members of Mr. Jackson are trustees and beneficiaries of the Pierce Jackson Trust and the Preslie Jackson Trust. and Mr. Jackson is the trustee of the Ray P Jackson Jr Trust. The addresses for the Pierce Jackson Trust, the Preslie Jackson Trust, and the Ray P Jackson Jr Trust are 197 Brewer Rd., Kingston, GA 30145. Mr. Jackson serves as our Chief Executive Officer and as a Director on the Board.

(5)
Consists of (i) 2,389 shares of common stock held directly by Morgan Hodges, (ii) 10,000 shares of common stock held by each of the Dempsey Marie Hodges-Powell Gift Trust (the “Dempsey Marie Hodges-Powell Gift Trust”), the Maverick Grayson Hodges-Powell Gift Trust (the “Maverick Grayson Hodges-Powell Gift Trust”), the Hartley Marie Hodges Gift Trust (the “Hartley Marie Hodges Gift Trust”), the Lennon Morgan Hodges Gift Trust (the “Lennon Morgan Hodges Gift Trust”), the Keaton Quinn Hodges Gift Trust (the “Keaton Quinn Hodges Gift Trust”), and the John Morgan Hodges III Gift Trust (the “John Morgan Hodges III Gift Trust”), (iii) 50,000 shares of common stock held by each of the J Morgan Hodges II Gift Trust (the “J Morgan Hodges II Gift Trust”), the Natalie Marie Hodges-Powell Gift Trust (the “Natalie Marie Hodges-Powell Gift Trust”), the Meghan Eva Hodges Gift Trust (the “Meghan Eva Hodges Gift Trust”), and the Aubrie Hodges Mathewson Gift Trust (the “Aubrie Hodges Mathewson Gift Trust” and, together with the other entities listed in clauses (ii) and (iii), the “Gift Trusts”), (iv) 203,865 shares of common stock held by the Lisa M. Hodges Revocable Trust (the “Lisa M. Hodges Trust”), (v) 208,866 shares of common stock held by the J. Morgan Hodges Revocable Trust (the “J. Morgan Hodges Trust”), and (vi) 11,036 stock options exercisable for shares of common stock held directly by Mr. Hodges. Immediate family members of Mr. Hodges are trustees and beneficiaries of each of the Gift Trusts and the Lisa M. Hodges Trust and Mr. Hodges is the trustee of the J. Morgan Hodges Trust. The address for all of the trusts listed herein is 6675 Peacock Rd., Sarasota, FL 34242. Mr. Hodges serves as Executive Vice President of Janus.

(6)
Consists of (i) 278,516 shares of common stock held directly by Vic Nettie, (ii) 600,000 shares of common stock held by the Nettie Family Gift Trust (the “Nettie Family Trust”), and (iii) 11,036 stock options exercisable for shares of Common Stock held directly by Mr. Nettie. Immediate family members of Mr. Nettie are trustees and beneficiaries of the Nettie Family Gift Trust. The address for the Nettie Family Trust is 4729 Talleybrook Dr. NW, Kennesaw, GA 30152. Mr. Nettie serves as Vice President of Manufacturing of Janus.

(7)
Consists of (i) 13,796 shares of common stock held directly by Roger Fradin, (ii) 2,545,499 shares of common stock held by The Fradin Community Property Revocable Trust (the “Fradin Community Property Trust”), and (iii) 14,285 restricted stock units. Roger Fradin is a trustee of the Community Property Trust. The address for the Fradin Community Property Trust is 14 Fairmount Avenue, Chatham, NJ 07928. Mr. Fradin serves as a director on the Board.

(8)	Mr. Byerly was appointed to the Board in December 2023.
(9)	Mr. Hanna was appointed to the Board in December 2023.
(10)	Ms. Youds was appointed to the Board in December 2023.
(11)
The information is based on a Schedule 13G/A filed with the SEC on February 13, 2024, reporting ownership of shares of common stock as of December 29, 2023. Amount reported represents shares of our common stock held by The Vanguard Group, Inc. which has shared voting power over 160,979 shares of common stock, sole dispositive power over 11,376,811 shares of common stock, and shared dispositive power over 259,723 shares of common stock. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(12)
The information is based on a Schedule 13G/A filed with the SEC on January 29, 2024, reporting ownership of shares of common stock as of December 31, 2023, by BlackRock, Inc. for itself and on behalf of various subsidiaries identified therein. Amount reported represents shares of our common stock held by BlackRock, Inc. which has sole voting power over 8,001,100 shares of common stock and sole dispositive power over 8,389,211 shares of common stock. Each of the following entities has been identified by BlackRock as a direct or indirect subsidiary that beneficially owns our common stock: Aperio Group, LLC; BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; BlackRock Fund Advisors; BlackRock Fund Managers Ltd. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires directors, executive officers, and persons who beneficially own more than 10% of our common stock to file certain reports with the SEC concerning their beneficial ownership of our common stock. Based solely on our review of the Section 16(a) reports filed electronically with the SEC and our knowledge of certain transactions with directors and executive officers, all Section 16 reporting persons were in compliance with all Section 16(a) filing requirements with respect to the year ended December 30, 2023, except for a Form 3 filed by Tony Byerly on January 9, 2024 following his appointment as a director on December 29, 2023, a Form 3 filed by Eileen M. Youds on January 10, 2024 following her appointment as a director on December 29, 2023, and a Form 4 filed by Roger Fradin on February 13, 2024 reporting a transaction on February 1, 2024. The delinquent filings were inadvertent.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the year ending December 28, 2024. BDO USA, P.C. previously served as the Company’s independent registered public accounting firm until March 18, 2024. Services provided to the Company and its subsidiaries by BDO USA, P.C. for the year ended December 30, 2023 are described below and under “Audit Committee Report.”
Representatives of KPMG LLP and BDO USA, P.C. are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.
Fees and Services
The following table summarizes the aggregate fees for professional audit services and other services rendered by BDO USA, P.C. for the years ended December 30, 2023 and December 31, 2022:
	2023	2022
Audit Fees(1)	$2,303,893	$1,888,242
Audit-Related Fees(2)	—	108,524
Tax Fees(3)	163,383	—
All Other Fees	—	26,270
Total	$2,467,276	$2,023,036
(1)
Audit fees consist of the aggregate fees billed or expected to be billed for professional services rendered for (i) the audit of annual financial statements, (ii) reviews of our quarterly financial statements, (iii) statutory audits, (iv) research necessary to comply with generally accepted accounting principles and (v) other filings with the SEC, including consents and comfort letters.

(2)	Audit-related fees principally include due diligence fees in connection with acquisitions.
(3)	Tax fees represent professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.
Pre-Approval Policies and Procedures
In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. Each year, the Audit Committee will pre-approve audit services, audit-related services, and tax services to be used by the Company.
The Audit Committee approved all services provided by BDO USA, P.C.
Changes in Independent Registered Public Accounting Firms
On March 18, 2024, the Audit Committee approved the dismissal of BDO USA, P.C. as the Company’s independent registered public accounting firm.
The reports of BDO USA, P.C. on the Company’s consolidated financial statements for the fiscal years ended December 30, 2023 and December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting policies.
During the fiscal years ended December 30, 2023 and December 31, 2022, and in the subsequent interim period through March 18, 2024, (i) there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and BDO USA, P.C. on any matters of accounting policies or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to the satisfaction of BDO USA, P.C., would have caused BDO USA, P.C. to make a reference to the subject matter of the disagreement in connection with its reports covering such periods, and (ii) there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, except for the disclosure of the material weaknesses in the Company’s internal control over financial reporting as disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
Also on March 18, 2024, the Audit Committee approved the appointment of KPMG LLP as the Company’s new independent registered public accounting firm, effective as of March 18, 2024. During the two most recent fiscal years and in the subsequent interim period through March 18, 2024, the Company has not consulted with KPMG LLP regarding the application of accounting policies to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.
Ratification of the appointment of KPMG LLP requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If the Company’s shareholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace KPMG LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.
THE AUDIT COMMITTEE AND THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 28, 2024.

AUDIT COMMITTEE REPORT
Notwithstanding anything to the contrary set forth in any of Janus’s filings under the Securities Act or the Exchange Act that might incorporate by reference this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.
The Audit Committee oversees our financial reporting process and ERM program on behalf of the Board. The Audit Committee operates under a written charter, a copy of which is available on the Investors page of our website, https://ir.janusintl.com/, under the “Governance” tab. This report reviews the actions taken by the Audit Committee with regard to our financial reporting process during fiscal year 2023 and particularly with regard to the audited consolidated financial statements as of December 30, 2023 and December 31, 2022.
The Audit Committee is composed solely of independent directors. None of the committee members is or has been an officer or employee of the Company or any of our subsidiaries or has any current business or any family relationship with the Company or any of our subsidiaries or affiliates.
Our management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.
The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 30, 2023, including a discussion of the accounting policies, key judgements, and the disclosures in the financial statements.
In addition, the Audit Committee reviewed the ERM program and discussed with management the relevant enterprise risk management policies and procedures.
The Audit Committee also discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting policies generally accepted in the United States, their judgments as to the quality and acceptability of our accounting policies, and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, including the matters in the written disclosures and the letter required by the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence. The Audit Committee also considered whether the provision of services during the fiscal year ended December 30, 2023 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.
Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their observations on our internal controls and the overall quality and acceptability of our financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 30, 2023 for filing with the SEC. The Audit Committee and the Board believe that the retention of KPMG LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders and have recommended that shareholders ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2024.
Submitted by the Audit Committee:

Thomas Szlosek, Chair
David Doll
Heather Harding

PROPOSAL 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
Pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal gives our shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or any single compensation philosophy, policy or practice, but rather the overall compensation of our named executive officers as described in this Proxy Statement.
As of December 31, 2023, we are no longer an “emerging growth company” (“EGC”) as defined in the JOBS Act and as such, we no longer are entitled to rely on exemptions from certain compliance requirements that are applicable to companies that are EGCs, including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding, advisory vote on executive compensation. Accordingly, this is the Company’s first time holding a vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers.
The Board recommends that shareholders approve the compensation of the Company’s named executive officers as described in this Proxy Statement by approving the following advisory resolution:
“RESOLVED, that the Company’s shareholders approve, on an advisory, nonbinding basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table for Fiscal Year 2023 and the other related tables and narrative disclosures.”
Because this vote is advisory, it will not be binding upon the Company, the Board, or the Compensation Committee. However, we value the opinions of our shareholders, and the Compensation Committee intends to consider the outcome of the vote when evaluating the executive compensation program for our named executive officers.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY, NON-BINDING APPROVAL
OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 4 – ADVISORY VOTE TO APPROVE THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are seeking an advisory, non-binding vote from our shareholders regarding how frequently we should seek the advisory vote on the compensation of our named executive officers. This non-binding, advisory vote which is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, is required to be solicited from our shareholders at least once every six years. By voting on this proposal, shareholders may indicate whether they would prefer that we hold future advisory votes on the compensation of our named executive officers every year, every two years, or every three years. Shareholders may also abstain from voting.
The Board believes that an annual frequency is the appropriate frequency for the say-on-pay vote, because it allows our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. We understand that our shareholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our shareholders on this proposal.
We are asking our shareholders to indicate whether they would prefer that we conduct future advisory votes on the compensation of our named executive officers annually, every two years, or every three years, by voting on the following advisory resolution at the Annual Meeting:
“RESOLVED, that the option of one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a shareholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”
Because this vote is advisory, it will not be binding upon the Company, the Board, or the Compensation Committee. However, the Board and the Compensation Committee value the opinions that our shareholders express in their votes and will take into account the outcome of the vote when considering how frequently we should conduct an advisory vote on the compensation of our named executive officers as it deems appropriate.
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE OPTION OF “ONE YEAR” AS THE FREQUENCY TO HOLD AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S
NAMED EXECUTIVE OFFICERS.

EXECUTIVE AND DIRECTOR COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Overview
This section discusses the material components of the executive compensation program for our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers as of the end of our 2023 fiscal year, whom we refer to as our “named executive officers.” For the 2023 fiscal year, our named executive officers and their positions were as follows:
•	Ramey Jackson, Chief Executive Officer;
•	Anselm Wong, Executive Vice President and Chief Financial Officer;
•	Morgan Hodges, Executive Vice President;
•	Vic Nettie, Vice President of Manufacturing; and
•	Peter Frayser, Chief Commercial Officer.
This Compensation Discussion and Analysis may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently anticipated programs summarized in this discussion.
Executive Performance Summary
A relentless focus on execution and strong demand fundamentals in our end markets drove another year of record results for Janus in 2023. Mr. Jackson’s performance is evaluated on the achievement of the Company’s Adjusted EBITDA(1) target. In 2023, under Mr. Jackson’s leadership, the Company was able to grow Adjusted EBITDA to $285.6 million from $226.9 million year over year and overachieve the Adjusted EBITDA target for the year.
Other key financial and operational achievements for 2023 included the following:
•	Growing Revenue 4.6% year over year.
•	Improving EBITDA Margin(1) to 26.8%, a 450 basis point improvement.
•	Continued strong cash generation with 2023 free cash flow conversion of Adjusted Net Income(1) of 142%.
•	Restructuring of the Company’s debt and improved Net Leverage Ratio(1) to 1.6x, down 1.2x from prior year end.
•	Nokē Smart Entry total installed units growth of 66.3% to 276,000.
•	Migrating Nokē back-end software infrastructure to Amazon Web Services (AWS) increasing its availability and global reach in preparation of accelerated growth.
•	Opening an Atlanta software and professional services center to attract key talent to support growth.
•	Opening a manufacturing facility in Poland to expand support of the European customer base.
•	Reorganizing and adding resources to support the Company’s full transition to public company status.
•	Enhancing internal controls and procedures.
(1)
Adjusted EBITDA, EBITDA margin, Adjusted Net Income, free cash flow conversion of Adjusted Net Income, and Net Leverage Ratio are non-GAAP measures. For reconciliations of GAAP to these non-GAAP financial measures, see “GAAP to Non-GAAP Reconciliations” below.

Executive Compensation Philosophy and Objectives
The objective of our executive compensation program is to attract, retain, and motivate talented executives who are critical to our continued success, and to align the interests of our executives with those of our shareholders. To achieve these objectives, our executive compensation program principally utilizes a combination of annual base salaries, annual cash incentive bonuses, and long-term equity incentive awards. In establishing overall executive compensation levels, our Compensation Committee considers a number of criteria, including the executive’s scope of responsibilities, individual performance, attainment of overall Company business objectives and market data regarding compensation of comparably situated executives within our peer group.
The Role of the Compensation Committee and Compensation Consultant
Generally, our Compensation Committee designs and administers the executive compensation program with the help of the management and an independent compensation consultant. In connection with the compensation of our Chief Executive Officer, our Compensation Committee generally recommends the overall and specific elements to the Board for consideration and final determination.
While the Compensation Committee or the Board, in the case of our Chief Executive Officer, ultimately makes all final decisions on executive compensation, the Compensation Committee engages the services of an independent consultant for assistance. In 2023, the Compensation Committee directly engaged Mercer as its independent compensation consultant. Mercer was engaged to provide independent, objective research, analysis, and advice and to assist the Compensation Committee generally in the performance of its duties. The Compensation Committee will typically request information and recommendations directly from the compensation consultant as it deems appropriate to structure and evaluate our executive compensation program. The Compensation Committee assesses the independence of its compensation consultant annually, considering the amount of fees paid, the policies designed to prevent conflicts of interest, any Company stock owned by the consultant, and other factors that may be relevant to the Compensation Committee.
The Compensation Committee considers external market data as it deems relevant when making compensation decisions concerning executive pay levels and program design. The Compensation Committee has formally approved a peer group for this purpose (and may consider other market data sources, as appropriate). The peer group was originally developed by Mercer from a pool of size-appropriate (as measured principally by revenue and market capitalization) and industry-appropriate publicly-traded companies. Our Compensation Committee periodically reviews and, as appropriate, revises the peer group in coordination with input from Mercer to ensure the group remains appropriate for the purposes of evaluating the competitiveness of our executive compensation. For purposes of evaluating and benchmarking the compensation opportunities of our named executive officers for the 2023 fiscal year, our peer group consisted of the following 20 companies:
AAON, Inc.	Gibraltar Industries, Inc.	PGT Innovations, Inc.
Apogee Enterprises, Inc.	Graco, Inc.	Quanex Building Products Corporation
Armstrong World Industries, Inc.	Hayward Holdings, Inc.	Simpson Manufacturing Co., Inc.
The AZEK Company, Inc.	Insteel Industries Inc.	Standex International Corporation
CSW Industrials, Inc.	L.B. Foster Company	Trex Company, Inc.
Enerpac Tool Group Corp.	Nordson Corporation	Zurn Elkay Water Solutions Corporation
Lindsay Corporation	Advanced Drainage Systems, Inc
On August 29, 2023, the Compensation Committee, with input from Mercer, approved the removal of Lindsay Corporation and the addition of the following companies to our peer group: Advanced Drainage Systems, Inc., Nordson Corporation, Graco Inc., and Simpson Manufacturing Co., Inc.
Say-on-Pay
At the 2024 Annual Meeting of Shareholders, the Company’s shareholders will have their initial opportunity to cast an advisory, non-binding vote to approve the Company’s executive compensation program for our named executive officers (the so-called “say-on-pay” advisory vote). The Compensation Committee expects to consider the feedback received from that advisory, non-binding vote as it continues to evaluate our executive compensation program.

Elements of Our Executive Compensation Program
The compensation of our named executive officers consists of a base salary, annual cash bonus opportunities, long-term equity incentive awards, and other benefits, as described below.
Base Salary
Annual base salaries provide our named executive officers with a predictable level of cash compensation, and stability with respect to a portion of their total compensation. We believe that our named executive officers’ base salaries should reflect factors such as the executive’s performance, experience, and breadth of overall responsibilities. The base salaries of our named executive officers are intended to be generally competitive within our peer group. As of December 30, 2023, the annual base salaries of Messrs. Jackson, Wong, Hodges, Nettie, and Frayser were $895,000, $500,000, $435,200, $404,700, and $379,200, respectively. Consistent with the Company’s compensation philosophy and based on Mercer’s executive compensation study as compared to our peer group, the adjustments in base salary and bonus bring our executive pay in line with market pay for similarly situated roles.
Annual Cash Incentives
For our fiscal year ended December 30, 2023, the compensation program for our named executive officers included an annual cash incentive bonus opportunity under the Janus Management Incentive Plan (“Management Incentive Plan”). We believe that an annual cash incentive bonus program is an important way to incentivize our executives to focus on the achievement of the Company’s financial performance. Annual cash bonus opportunities under the Management Incentive Plan for 2023 were based on our achievement of an Adjusted EBITDA target as shown in the table below. We define Adjusted EBITDA as net income excluding interest expense, income taxes, depreciation expense, amortization, and other non-operational, non-recurring items.
Performance Metric	Weighting	Target	Actual Performance	Performance as a % of Target	Weighted Business Performance (Payout %)
Adjusted EBITDA (millions)	100%	$275.0	$285.6	103.9%	192%
Based on the Adjusted EBITDA performance described above, for the fiscal year ended on December 30, 2023, Messrs. Jackson, Wong, Hodges, Nettie, and Frayser received cash bonuses under the Management Incentive Plan in the amount of $1,706,400, $720,000, $590,568, $535,968, and $318,528, respectively, following the completion of our audited financials. Mr. Frayser’s Management Incentive Plan bonus was pro-rated for the portion of the fiscal year after May 1, 2023.
For the portion of fiscal 2023 ending on May 1, 2023, Mr. Frayser also participated in an informal commission-based compensation plan, which provided him a commission-based cash payment based on a percentage of total sales revenue received by the Company multiplied by .00065. Mr. Frayser’s commission plan was terminated on May 1, 2023, and he received a partial commission of payment of $210,868 with respect to the 2023 fiscal year.
Long Term Equity Incentive Awards
The Company maintains the 2021 Omnibus Incentive Plan (the “Omnibus Plan”) to provide for the grant of stock options, stock appreciation rights, shares of restricted stock, restricted stock units, performance awards, cash-based awards and other equity-based awards to eligible directors, officers, and employees in order to attract, retain, and reward such individuals and strengthen the mutuality of interest between such individuals and the Company’s shareholders.
Equity Awards Granted to Named Executive Officers
The Company has used a variety of long-term equity incentive awards in our executive compensation program, including restricted stock units (“RSUs”), performance stock units (“PSUs”), and stock options (“Options”).
During the fiscal year ended December 30, 2023, the Compensation Committee granted RSUs and PSUs to our named executive officers, in order to appropriately retain and incentivize key executives who are important to the success of our business, and to promote the alignment with the interests of our shareholders. For fiscal year ended December 30, 2023, the grant amounts were determined based on Mercer’s recommendations following the compensation study of our executive compensation program. The Compensation Committee believes that it is important for a significant portion of the long-term incentive opportunity of our named executive officers to be tied to the achievement of performance goals, and for 2023, the annual LTI grant for the named executive officers was allocated 50% to PSUs and 50% to RSUs.
PSU awards granted to our named executive officers vest using straight-line interpolation based on a percentage of 90-110% of the Company’s Cumulative Adjusted EBITDA (as defined in the award agreement), subject in each case to continued employment through the applicable vesting date. The number of PSUs that become earned for PSU awards granted during fiscal year 2023 can range between 0% and 200% of the original target number of PSUs awarded and the performance period is January 1, 2023 through December 27, 2025. PSUs will be settled as soon as administratively practicable following the end of the Performance Period, but in no event later than 60 days following the Certification Date (as defined in the award agreement), by the Company delivering a number of shares of Common Stock equal to the number of Earned PSUs (as defined in the award agreement).
RSU awards granted to our named executive officers vest in three equal annual installments on each of the first three anniversaries of the grant date, subject in each case to the executive’s continued employment through the applicable vesting dates.
Option awards granted to our named executive officers vest 25% on the first anniversary of the vesting commencement date and 25% on each anniversary thereafter until 100% of the Options have vested on the fourth anniversary of the vesting commencement date, subject in each case to continued employment through the applicable vesting date. Options expire on the 10th anniversary of the grant date. There were no options awarded to named executive officers in 2023.
Employment Agreements with Named Executive Officers
In connection with his commencement of employment as Executive Vice President and Chief Financial Officer effective July 1, 2022, we entered into an offer letter establishing certain terms of Mr. Wong’s employment. Pursuant to his offer letter, Mr. Wong became entitled to the following compensation: (i) an annualized base salary of $500,000 per year; (ii) eligibility to participate in a short term incentive program with an annual bonus target value of 75% of his annualized base salary, based upon mutually developed performance objectives; and (iii) eligibility to participate in the Omnibus Plan, under which he received (a) a one-time equity award comprised Options with a grant date value of $750,000 that will vest annually in four equal installments over four years and (b) a 2022 equity award consisting of (x) a PSU award with a grant date target value of $325,000 that will cliff vest at the end of 2024 based on the Company’s achievement of certain “Adjusted EBITDA” levels in accordance with the award agreement governing the performance stock units and (y) Options with a grant date value of $325,000 that will vest annually in four equal installments over four years. Pursuant to his offer letter, Mr. Wong is also subject to the terms and conditions of the Company’s standard form restrictive covenant agreement.
We have not entered into any written offer letters or employment agreements with any of our other named executive officers.
Executive Severance and Change in Control Plan
On August 31, 2023, the Board adopted the Janus International Group, Inc. Executive Severance and Change in Control Plan (the “Severance Plan”), effective as of September 1, 2023. The Severance Plan provides for severance pay and benefits to eligible executives, including the Company’s named executive officers, in the event of a termination of employment under certain qualifying circumstances. The Severance Plan is administered by the Compensation Committee. We believe that the Severance Plan is an important program, consistent with programs maintained by peer companies, to attract and retain key executives and to promote their commitment to the Company notwithstanding the possibility of a termination of employment. For more information regarding the severance pay and benefits provided under the Severance Plan, see below under “Potential Payments upon Termination or Change in Control — Severance Plan.”

Retirement Benefits
We do not have a U.S. defined benefit pension plan or nonqualified deferred compensation plan. We currently maintain a tax-qualified defined contribution retirement plan intended to provide benefits under Section 401(k) of the Code, pursuant to which employees, including the named executive officers, may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan, subject to applicable annual limits under the Internal Revenue Code. Pre-tax contributions are allocated to each participant’s individual account. We have the option to make discretionary employer matching and/or non-elective contributions to all participants. Employee elective deferrals are 100% vested at all times.
Employee Benefits and Perquisites
Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:
•	medical, dental, and vision benefits;
•	medical and dependent care flexible spending accounts or health savings account;
•	short-term and long-term disability insurance; and
•	life insurance.
No Tax Gross-Ups. We did not make any gross-up payments in the fiscal year ended December 30, 2023 to cover our named executive officer’s personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company. The Company does not intend to make any tax gross-up payments now or in the future.
Clawback Policy
The Board adopted a Clawback Policy on August 31, 2023, which provides for the recoupment of certain executive compensation in the event that the Company is required to prepare an accounting restatement of its financial statements due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. In the event of such a restatement, the Clawback Policy provides that the Compensation Committee will cause the Company to promptly recover any erroneously awarded incentive-based compensation received by any covered executive officer during the three completed fiscal years immediately preceding the date on which the Company is required to prepare such an accounting restatement. Covered executive officers include both current and former executive officers. Incentive-based compensation includes any compensation that is granted, earned, or vested based wholly or in part on the attainment of a financial reporting measure. Financial reporting measures are those that are determined and presented in accordance with the accounting policies used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures, regardless of whether such measures are presented within the Company’s financial statements or included in a filing with the SEC. The amount required to be recovered in the event of an accounting restatement will equal the amount of incentive-based compensation received by the covered executive officer that exceeds the amount of such compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid. The Clawback Policy is intended to comply with the requirements of SEC Rule 10D-1 under the Securities Exchange Act and Section 303A.14 of the NYSE Listed Company Manual, and the Clawback Policy is effective with respect to covered incentive-based compensation received on or after October 2, 2023.
Stock Ownership Guidelines
In August 2023, the Compensation Committee and the Board approved stock ownership guidelines for the executive officers and directors, which provide target levels of stock ownership that executive officers and directors must attain. The target ownership level for our Chief Executive Officer is five times his annual base salary; for our named executive officers other than the Chief Executive Officer, the target level is three times their respective base salary; for our other executive officers, the target level is two times their respective base salary; and for our non-employee directors, the target level is three times the annual retainer for service on the Board. Covered persons are expected to achieve their applicable guideline ownership level within five years after becoming subject to the guidelines, and covered persons who have not achieved the applicable guideline ownership level generally will be required to retain at least 50% of the net shares received pursuant to any equity incentive awards granted by the Company.
For purposes of our stock ownership guidelines, the following equity interests generally will be counted towards satisfaction of the applicable guideline ownership level: (i) shares owned directly by the covered person or immediate family members; (ii) shares held in trust for the benefit of the covered person or family members (including any shares held in the Company’s 401(k) plan); (iii) shares underlying unvested, time based restricted stock or RSUs; and (iv) vested deferred stock units or vested PSUs that may only be settled in shares of common stock. Shares subject to unexercised Options (whether vested or unvested) and unvested PSUs or other performance-based equity awards do not count as qualifying shares for purposes of the stock ownership guidelines.
Risk Analysis of Our Compensation Plans
Company management assesses and discusses with the Compensation Committee our compensation policies and practices for our employees as they relate to risk management. Based on this assessment, we do not believe that any risks arise from such policies and practices that are reasonably likely to have a material adverse effect on the Company now or in the future.
GAAP to Non-GAAP Reconciliations
Non-GAAP Financial Measures
Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.
Adjusted EBITDA
Janus presents Adjusted EBITDA which is a non-GAAP financial performance measure, which excludes from reported GAAP results, the impact of certain items consisting of acquisition events and other non-recurring charges. Such expenses, charges, and gains are not indicative of Janus’s normal, ongoing operations, and their inclusion in results makes for more difficult comparisons between years and with peer group companies.
Adjusted EBITDA is used by Janus to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, these measures provide useful information to investors and others in understanding and evaluating Janus’s operating results in the same manner as its management and board of directors. In addition, they provide useful measures for period-to-period comparisons of Janus’s business, as they remove the effect of certain non-cash items and certain variable charges. Adjusted EBITDA is defined as net income excluding interest expense, income taxes, depreciation expense, amortization, and other non-operational, non-recurring items.
Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income, which is the nearest GAAP equivalent of Adjusted EBITDA. These limitations include that the non-GAAP financial measures:
•	exclude depreciation and amortization, and although these are non-cash expenses, the assets being depreciated may be replaced in the future;
•	do not reflect interest expense, or the cash requirements necessary to service interest on debt, which reduces cash available;
•	do not reflect the provision for or benefit from income tax that may result in payments that reduce cash available;
•	exclude non-recurring items which are unlikely to occur again and have not occurred before (e.g., the extinguishment of debt); and

•
may not be comparable to similar non-GAAP financial measures used by other companies, because the expenses and other items that Janus excludes in the calculation of these non-GAAP financial measures may differ from the expenses and other items, if any, that other companies may exclude from these non-GAAP financial measures when they report their operating results.

Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP.
The following table presents a reconciliation of net income to Adjusted EBITDA for the periods indicated:
	Year Ended	Year Ended
(dollar amounts in millions)	December 30, 2023	December 31, 2022
Net Income	$135.7	$107.7
Interest expense	60.0	42.0
Income taxes	47.1	37.6
Depreciation	9.3	7.9
Amortization	29.8	29.7
EBITDA	$281.9	$224.9
Loss on extinguishment and modification of debt(1)	3.9	—
COVID-19 related expenses(2)	—
Restructuring charges(3)	1.2	1.1
Acquisition expense(4)	(1.4)	0.8
Adjusted EBITDA	$285.6	$226.9
(1)	Adjustment for loss on extinguishment and modification of debt regarding the write off of unamortized fees and third-party fees as a result of the debt modification completed in August 2023.
(2)	Adjustment consists of signage, cleaning and supplies to maintain work environments necessary to adhere to CDC guidelines during the COVID-19 pandemic.
(3)
Adjustments consist of the following: 1) facility relocations, and 2) severance and hiring costs associated with our strategic transformation, including executive leadership team changes, strategic business assessment and transformation projects.

(4)	Income or expenses related to the transition services agreement and legal settlement for an acquisition.
EBITDA Margin
The following table presents a reconciliation of EBITDA as a percentage of revenue to EBITDA Margin for the 2023 fiscal year:
Year Ended
December 30, 2023
Total Revenue	$1,066.4
EBITDA	285.6
EBITDA Margin	26.8%
Adjusted Net Income
The following table presents a reconciliation of net income to Adjusted Net Income for the 2023 fiscal year:
Year Ended
December 30, 2023
Net Income	$135.7
Net Income Adjustments(1)	3.7
Tax Effect Non-GAAP on Net Income Adjustments(2)	(1.0)
Non-GAAP Adjusted Net Income	$138.4
(1)	Refer to the Adjusted EBITDA table above for detailed breakout of adjustment items.
(2)	Tax effected for the net income adjustments. Used effective tax rate of 25.8% for the year ended December 30, 2023.

Free Cash Flow Conversion of Adjusted Net Income
The following table presents a reconciliation of cash flows provided by operating activities to free cash flow conversion of Adjusted Net Income for the 2023 fiscal year:
Year Ended
December 30, 2023
Cash flow from operating activities	$215
Less: capital expenditure	(19.0)
Free Cash Flow	$196
GAAP Net Income	$135.7
Non-GAAP Adjusted Net Income	$138.4
Operating Cash Flow to GAAP Net Income	158%
Free Cash Flow to Non-GAAP Adjusted Net Income (“conversion”)	142%
Net Leverage Ratio
The following table presents a reconciliation of debt to Net Leverage Ratio for the 2023 fiscal year:
Year Ended
December 30, 2023
First Lien Note Payable	$623.4
Less: cash and cash equivalents	(171.7)
Net Debt	$451.7
Adjusted EBITDA	$285.6
Net Leverage Ratio	$1.6
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023.
Compensation Committee of the Board of Directors:
Roger Fradin, Chair

Joseph F. Hanna

Xavier Gutierrez

Summary Compensation Table
The following table summarizes the compensation awarded to, earned by or paid to our named executive officers for the 2023, 2022 and 2021 fiscal years.
Name and Principal Position	Year	Salary ($)[1]	Bonus ($)[2]	Stock Awards ($)[3]	Option Awards ($)[4]	Non-Equity Incentive Plan Compensation ($)[5]	All Other Compensation ($)[6]	Total ($)
Ramey Jackson Chief Executive Officer	2023	866,538	500	2,208,980	—	1,706,400	13,321	4,795,739
	2022	606,731	500	1,104,493	1,104,514	780,000	23,387	3,619,625
	2021	425,000	—	—	—	514,657	22,690	962,347
Anselm Wong Executive Vice President and Chief Financial Officer	2023	500,000	—	649,986	—	720,000	8,510	1,878,496
	2022	242,308	250,000	324,999	1,075,000		4,904	1,897,211
Morgan Hodges Executive Vice President	2023	417,619	500	199,986	—	590,568	10,710	1,219,383
	2022	276,962	500	99,992	100,000	414,000	16,220	907,674
	2021	295,028	—	—	—	275,709	17,748	588,485
Vic Nettie Vice President of Manufacturing	2023	371,048	500	199,986	—	535,968	13,426	1,120,928
	2022	220,192	500	99,992	100,000	415,125	16,806	852,615
	2021	200,000	—	—	—	275,709	16,200	491,909
Peter Frayser Chief Commercial Officer	2023	311,648	500	199,986		529,396	11,554	1,053,084
	2022	150,000	500	99,992	100,000	342,654	15,005	708,151
	2021	150,000				243,389	14,526	407,915
(1)	The amounts in this column reflect the base salary earned by each named executive officer. The amount for Mr. Hodges also includes a vacation cash out in the amount of $8,369.
(2)	The amounts in this column reflect one-time cash bonus awards paid on December 1, 2023.
(3)
The amounts reflected in this “Stock Awards” column represents the aggregate grant date fair value of the PSUs and RSUs granted to our named executive officers, as applicable, each as calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 12 to our audited consolidated financial statements included in our annual report on Form 10-K for the applicable fiscal year. Pursuant to SEC rules, the amounts shown in the Summary Compensation Table for the PSUs subject to financial performance conditions are based on the probable outcome as of the date of grant and exclude the impact of estimated forfeitures.

(4)
Represents the aggregate grant date fair value of stock options granted to each named executive officer, calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 12 to our audited consolidated financial statements included in Form 10-K for the applicable fiscal year.

(5)
The amounts reported in the Non-Equity Incentive Plan Compensation column reflect bonuses paid to our named executive officers under the Janus Management Incentive Plan. Mr. Frayser’s Non-Equity Incentive Plan Compensation for 2021 and 2022 is solely commission. Mr. Frayser’s Non-Equity Incentive Plan Compensation includes partial sales commission of $210,868 for fiscal year ended December 30, 2023 pursuant to an informal commission-based compensation plan which provided him a commission-based cash payment based on a percentage of total sales revenue received by the Company multiplied by .00065, which commission plan was terminated on May 1, 2023.

(6)
The amounts reported in the All Other Compensation column for fiscal 2023 reflect: (i) 401(k) employer matching contributions of $6,975, $8,510, $6,394, $9,111 and $8,508 for each of Messrs. Jackson, Wong, Hodges, Nettie and Frayser, respectively; and (ii) employer-paid car allowance of $6,346, $0, $4,315, $4,315 and $3,046 for each of Messrs. Jackson, Wong, Hodges, Nettie and Frayser, respectively. The employer-paid car allowance for NEOs has been discontinued as of May 21, 2023.

The following table sets forth the grant date values of 2023 PSU grants assuming achievement of the threshold, target, and maximum level of performance, for each named executive officer.
	Value as of Grant Date, Assuming Threshold Level of Performance ($)	Value as of Grant Date, Assuming Target Level of Performance ($)	Value as of Grant Date, Assuming Highest Level of Performance (S)
Ramey Jackson	552,245	1,104,490	2,208,980
Anselm Wong	162,497	324,993	649,986
Morgan Hodges	49,997	99,993	199,986
Vic Nettie	49,997	99,993	199,986
Peter Frayser	49,997	99,993	199,986
2023 Fiscal Year Grants of Plan-Based Awards
The following table sets forth information relating to the grant of plan-based incentive awards to our named executive officers in 2023.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Ramey Jackson	ICP		0	895,000	1,790,000					—	—
	RSU	3/21/2023							104,691	—	—	1,104,490
	PSU23-25	3/21/2023				52,346	104,691	209,382		—	—	1,104,490
Anselm Wong	ICP		0	375,000	750,000					—	—
	RSU	3/21/2023							30,085	—	—	324,993
	PSU23-25	3/21/2023				15,043	30,085	60,170		—	—	324,993
Morgan Hodges	ICP		0	326,400	652,800					—	—
	RSU	3/21/2023							9,478	—	—	99,993
	PSU23-25	3/21/2023				4,739	9,478	18,956		—	—	99,993
Vic Nettie	ICP		0	303.525	607,050					—	—
	RSU	3/21/2023							9,478	—	—	99,993
	PSU23-25	3/21/2023				4,739	9,478	18,956		—	—	99,993
Peter Frayser	ICP		0	284,400	568,800					—	—
	RSU	3/21/2023							9,478	—	—	99,993
	PSU23-25	3/21/2023				4,739	9,478	18,956		—	—	99,993
(1)
The amounts represent the threshold, target, and maximum estimated payout opportunities for awards granted under our cash bonus plan for 2023. The actual value of the bonuses paid to our NEOs for the 2023 fiscal year can be found above in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)
The exercise price of any stock options is equal to the fair market value of our common stock, which is the closing price per share of our common stock as reported by the New York Stock Exchange on the grant date. No stock options were granted to any of our NEOs during the 2023 fiscal year.

(3)
These amounts represent the aggregate grant date fair value RSUs, PSUs and Options, as applicable, granted to our named executive officers, computed in accordance with ASC 718. See Note 12 to our audited consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 30, 2023 for details as to the assumptions used to calculate the fair value of stock and option awards.

Outstanding Equity Awards At 2023 Fiscal Year End
The following table sets forth certain information with respect to outstanding equity awards of our named executive officers as of December 30, 2023.
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Stock Awards: Number of shares or units of stock that have not vested (#)	Stock Awards: Market value of shares or units of stock that have not vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Ramey Jackson Chief Executive Officer	60,955	182,867(2)	9.46	4/29/2032	104,691(3)	1,366,218	338,199(4)	4,413,497
Anselm Wong Executive Vice President and Chief Financial Officer	61,923	185,772(2)	9.03	7/1/2032	30,805(3)	402,005	102,787(4)	1,341,370
Morgan Hodges Executive Vice President	5,518	16,557(2)	9.46	4/29/2032	9.478(3)	123,688	30,618(4)	399,565
Vic Nettie Executive Vice President	5,518	16,557(2)	9.46	4/29/2032	9,478(3)	123,688	30,618(4)	399,565
Peter Frayser Chief Commercial Officer	5,518	16,557(2)	9.46	4/29/2032	9,478(3)	123,688	30,618(4)	399,565
(1)	The market value is based on the closing market price of our shares of Common Stock on December 29, 2023 of $13.05.
(2)
These Options were granted on April 29, 2022 and vest in four equal installments on each of the first four anniversaries of April 1, 2022, in each case subject to continued employment through the applicable vesting date.

(3)
The values reflected related to the RSUs that were granted on March 21, 2023 and that will vest in three equal annual installments on each of the first three anniversaries of the grant date. Options for Mr. Wong were granted on July 1, 2022, in conjunction with his employment agreement.

(4)
The values reflected relate to the PSUs that were granted during the 2022 and 2023 fiscal years for the three-year performance periods ending on the last day of our 2024 and 2025 fiscal years, respectively, and that are subject to continued employment through the applicable performance period. The number of shares reflects the maximum PSU payout of 200% for the PSUs granted during the fiscal year ended December 31, 2022 and the target PSU payout of 100% for the PSUs granted during the fiscal year ended December 30, 2023. PSU's for Mr. Wong were granted on July 1, 2022, in conjunction with his employment agreement.

2023 Option Exercises and Stock Vested Table
The following table provides information on stock options exercised, including the number of shares of our common stock acquired upon exercise and the value realized, determined as described below, for our named executive officers in the year ended December 30, 2023.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Ramey Jackson	—	$—	—	$ —
Anselm Wong	—	$—	—	$ —
Morgan Hodges	—	$—	—	$ —
Vic Nettie	—	$—	—	$ —
Peter Frayser	—	$—	—	$ —
(1)
The value realized on exercise is based on the difference between the market price of our common stock upon exercise and the applicable exercise price of those options. None of the NEOs exercised any stock options during the 2023 fiscal year.

(2)
The value realized on vesting is calculated by multiplying the number of vested shares by the closing price of our common stock on the New York Stock Exchange on the applicable vesting date. None of the stock awards (RSUs and PSUs) held by any of our NEOs vested during the 2023 fiscal year.

Potential Payments upon Termination or Change in Control
As described below, we have agreed to provide severance and change of control payments and benefits to our named executive officers under specified circumstances upon a termination of employment or upon a change in control.
Severance Plan
Under the Severance Plan, we are obligated to provide certain severance pay and benefits to participating employees, including our named executive officers, upon a termination of employment by the Company without Cause or due to the participant’s resignation for Good Reason (each as defined in the Severance Plan) (each, an “Eligible Termination”).
Upon a participant’s Eligible Termination that occurs outside of the two-year period following a Change in Control (as defined in the Omnibus Plan) (such period, the “Change in Control Protection Period”), the participant will be eligible to receive, subject to the participant’s execution and non-revocation of a release of claims and continued compliance with restrictive covenants, the following:
•
A cash severance payment equal to the product of (i) 1.0 (or 2.0 for the Chief Executive Officer), multiplied by (ii) the sum of the participant’s (x) base salary plus (y) Annual Bonus (as defined in the Severance Plan), payable in substantially equal installments over the 12-month period following the date of termination (or the 24-month period for the Chief Executive Officer);

•
Provided that the participant is eligible for Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), continuation coverage and timely elects such coverage, for a period of 12 months following the date of termination (or 18 months for the Chief Executive Officer), the participant will continue to be covered by the same or substantially equivalent coverage applicable to the participant immediately prior to the date of termination and the Company will, at its option, pay or reimburse the participant for the full amount the participant is required to pay for the participant and his or her dependents to effect and continue such coverage; and

•
Outplacement services, at the Company’s expense, through a firm selected by the Company until the two-year anniversary of the date of termination (provided that the cost of such services will not exceed 10% of the participant’s base salary) (the “Outplacement Services”).

Upon a participant’s Eligible Termination that occurs during the Change in Control Protection Period, the participant will be eligible to receive, subject to the participant’s execution and non-revocation of a release of claims and continued compliance with restrictive covenants, the following:
•
A cash severance payment equal to the product of (i) 2.0 (or 3.0 for the Chief Executive Officer), multiplied by (ii) the sum of the participant’s (x) base salary plus (y) Annual Bonus, payable in substantially equal installments over the 12-month period following the date of termination (or the 24-month period for the Chief Executive Officer);

•
Provided that the participant is eligible for COBRA continuation coverage and timely elects such coverage, for a period of 18 months following the date of termination (or 24 months for the Chief Executive Officer), the participant will continue to be covered by the same or substantially equivalent coverage applicable to the participant immediately prior to the date of termination and the Company will, at its option, pay or reimburse the participant for the full amount the participant is required to pay for the participant and his or her dependents to effect and continue such coverage; and

•	The Outplacement Services.
Upon a participant’s termination of employment for any reason (pursuant to an Eligible Termination or otherwise), all outstanding equity awards held by the participant will be treated in accordance with the applicable award agreements and the Omnibus Plan. Further, the Severance Plan provides for a two-year post-employment non-compete and non-solicit, as well as other customary restrictive covenants.

Treatment of Equity Awards
Treatment of RSUs
Except as set forth below, in the event of a termination of employment for any reason, RSUs held by the named executive officer that have not yet been settled generally will be cancelled and forfeited as of the termination date for no consideration.
In the event of a Change in Control (as defined in the Omnibus Plan) prior to a vesting date and the RSUs are not assumed (as defined in the applicable award agreement), but the respective named executive officer is terminated due to an involuntary termination without Cause (as defined under the Omnibus Plan) and not due to the respective named executive officer’s death, disability or resignation, within one year following the Change in Control, any unvested RSUs outstanding as of immediately prior to such termination will automatically vest.
Treatment of PSUs
Except as set forth below, in the event of a termination of employment for any reason, PSUs held by the named executive officer that have not yet been settled will generally be cancelled and forfeited as of the termination date for no consideration.
In the event of a Change in Control (as defined in the Omnibus Plan) prior to the end of the performance period and the PSUs are not assumed (as defined in the applicable award agreement), any unvested PSUs will automatically vest upon a Change in Control in an amount equal to the greater of the Target PSUs (as defined in the award agreement) and the portion of the Target PSUs that would have vested based on actual achievement of the Cumulative Adjusted EBITDA (as defined in the award agreement) if the performance period ended as of the Change of Control.
In the event of a Change in Control prior to the end of the performance period and the PSUs are assumed, but the respective named executive officer is terminated due to an involuntary termination without Cause (as defined under the Omnibus Plan) and not due to the respective named executive officer’s death, disability or resignation, within one year following a Change in Control, any unvested PSUs outstanding as of immediately prior to such termination will automatically vest in an amount equal to the greater of the Target PSUs and the portion of the Target PSUs that would otherwise be vested based on actual achievement of the Cumulative Adjusted EBITDA if the performance period ended as of the Change in Control.
Treatment of Options
In the event of a Change in Control, any unvested Options held by our named executive officers that have not been assumed will automatically vest and the Compensation Committee may in its sole discretion extend the duration of the exercisability of the Option through any date prior to the Final Expiration Date (as defined in the applicable award agreement).
In the event of a termination of a named executive officer without Cause within one year following a Change in Control, any unvested Options held by the respective named executive officer will vest upon the termination date.
Options held by a named executive officer will expire on the first of the following to occur: (i) a termination of the respective named executive officer for Cause, (ii) a termination of the respective named executive officer without Cause within one year following a Change in Control or (iii) by reason of the respective named executive officer’s death or disability.
In the event of a Change in Control, in the event of a termination within one year, the Options held by the respective named executive officer will expire within 90 days. In the event of a termination due to death or Disability, any Options held by the respective named executive officer will expire within one year.
Estimated Payments to Named Executive Officers
The following table sets forth estimates of the payments and benefits each named executive officer would have been entitled to receive from us upon a termination of employment under the circumstances described in the table effective December 30, 2023. In accordance with SEC rules, the potential payments were determined under the terms of our contracts, agreements, plans and arrangements as in effect on December 30, 2023. The table below does not include any previously vested equity awards or accrued benefits. Because the payments to be made to a named executive officer depend on several factors, the actual amounts to be paid out upon a triggering event can only be determined at the time of the triggering event.
Name	Compensation Component	Termination Without Cause or For Good Reason Outside Change in Control Protection Period ($)	Termination Without Cause or For Good Reason During Change in Control Protection Period ($)
Ramey Jackson	Cash compensation	$ 4,276,400	6,414,600
	Acceleration of unvested Options, RSUs and PSUs	$0	$6,992,123
	Benefits and Outplacement	$136,462	$136,462

Anselm Wong	Cash compensation	$1,141,250	$2,282,500
	Acceleration of unvested Options, RSUs and PSUs	$0	$3,019,629
	Benefits and Outplacement	$80,062	$95,093

Morgan Hodges	Cash Compensation	$937,484	$1,874,968
	Acceleration of unvested Options, RSUs and PSUs	$0	$633,026
	Benefits and Perquisites	$74,828	$90,482

Vic Nettie	Cash compensation	$880,247	$1,760,493
	Acceleration of unvested Options, RSUs and PSUs	$0	$633,026
	Benefits and Outplacement	$71,778	$87,432

Peter Frayser	Cash compensation	$538,464	$1,076,928
	Acceleration of unvested Options, RSUs and PSUs	$0	$633,026
	Benefits and Outplacement	$67,638	$82,498

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information regarding executive pay and performance. The table below shows compensation both as reported in the Summary Compensation Table (“Summary Compensation Table Total”) for the applicable fiscal year and as “compensation actually paid” (or “CAP”) for our principal executive officer (“PEO”) and as an average of all of our other named executive officers (“Non-PEO NEOs”) for the applicable fiscal year. Both Summary Compensation Table Total pay and CAP are calculated in accordance with the requirements of Regulation S-K and may differ substantially from the manner in which the Compensation Committee and the Board make decisions regarding executive pay. For discussion of the Compensation Committee’s decisions regarding the pay of our named executive officers, see the Compensation Discussion and Analysis beginning on page 36.
The table below also shows (i) the Company’s cumulative total shareholder return (or “TSR”), (ii) the TSR of the S&P 600 Industrials Index, which we have used as our peer group for purposes of disclosure in the table below, (iii) the Company’s net income for the applicable fiscal year, and (iv) the Company’s performance with respect to a “company-selected measure” (or “CSM”) which in our assessment represents the single most important financial performance metric used to link compensation actually paid to our named executive officers for the most recently completed fiscal year to the Company’s performance. We selected Adjusted EBITDA as the CSM required for disclosure in the table below.
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)	Value of Initial Fixed $100 Investment Based on:		Net Income(3) ($)	Adjusted EBITDA(4)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(2)
2023	$4,808,528	$6,575,541	$1,319,010	$1,672,772	$93.95	$97.27	$135,700	$285,600
2022	$3,619,625	$4,961,332	$1,035,549	$1,246,304	$68.54	$83.81	$107,700	$227,000
2021	$962,347	$962,347	$614,361	$614,361	$90.14	$99.89	$43,800	$148,000
(1)
Amounts represent compensation “actually paid” to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2023	Ramey Jackson	Peter Frayser, Morgan Hodges, Vic Nettie, Anselm Wong
2022	Ramey Jackson	Morgan Hodges, Vic Nettie, Scott Sannes
2021	Ramey Jackson	Morgan Hodges, Scott Sannes

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:
	2021		2022		2023
Adjustments	PEO	Average non- PEO NEOs	PEO	Average non- PEO NEOs	PEO	Average non- PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$0	$0	-$2,209,007	-$346,994	-$2,208,980	-$312,486
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$0	$0	$3,550,714	$557,749	$2,732,435	$386,534
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	$0	$0	$0	$0	$0	$0
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$0	$0	$0	$0	$1,231,704	$268,814
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$0	$0	$0	$0	$11,855	$10,900
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	$0	$0	$0	$0	$0	$0
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	$0	$0	$0	$0	$0	$0
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	$0	$0	$0	$0	$0	$0
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	$0	$0	$0	$0	$0	$0
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	$0	$0	$0	$0	$0	$0
TOTAL ADJUSTMENTS	$0	$0	$1,341,707	$210,756	$1,767,013	$353,762
(2)	For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of the S&P 600 Small Cap Industrials.
(3)	Dollar amounts under column (h) are shown in thousands.
(4)
Adjusted EBITDA is a non-GAAP measure. It excludes from reported GAAP results, the impact of certain items consisting of acquisition events and other non-recurring charges. Such expenses, charges, and gains are not indicative of Janus’s normal, ongoing operations, and their inclusion in results makes for more difficult comparisons between years and with peer group companies. Dollar amounts under column (i) are shown in thousands.

Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The line graph below compares (i) the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (ii) our cumulative TSR, (iii) our Peer Group TSR, (iv) our Net Income, and (v) our Adjusted EBITDA, in each case, for the fiscal years ended December 31, 2021, 2022 and 2023.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

As required under SEC rules, "compensation actually paid" reflects adjusted values to unvested and vested equity awards based on year-end stock prices, various accounting valuation assumptions, and projected performance achievement levels for performance stock units, but does not reflect actual amounts paid out for those awards. Actual compensation paid, as defined under SEC rules, can fluctuate due to stock price changes and varying levels of projected and actual achievement of performance goals for performance stock units.

The chart below shows the relationship between (i) compensation actually paid to our PEO and average compensation actually paid to our Non-PEO NEOs, and (ii) our net income. Net Income amounts reported in the graph are on a consolidated basis in accordance with GAAP.

The following chart compares (i) compensation actually paid to our PEO and average compensation actually paid to our Non-PEO NEOs, and (ii) our Company-Selected Measure, Adjusted EBITDA. Adjusted EBITDA amounts reported in the graph are on a consolidated basis.

Pay Versus Performance Tabular List
We believe the following performance measure represents the most important (and only) financial performance measure used by us to link compensation actually paid to our NEOs for the fiscal year ended December 30, 2023:
•	Adjusted EBITDA

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information with respect to our last completed fiscal year. The pay ratio information provided below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For our 2023 fiscal year:
•	The median of the annual total compensation of all of our employees, excluding our Chief Executive Officer, was $50,093;
•	The annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table, was $4,795,739; and
•	The ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was 96 to 1.
In determining the pay ratio information provided above, we first identified our median employee for the 2023 fiscal year by using the following methodology, assumptions, adjustments, and estimates, as permitted by Item 402(u) of Regulation S-K:
•
We selected December 8, 2023 as the date upon which we would identify our median employee, and, from our tax and payroll records, we compiled a list of all full-time, part-time and temporary employees who were employed on that date, both within and outside the U.S.

•	We did not exclude any employees located outside the United States.
•
We used total cash compensation (base salary, overtime and annual incentives) as a consistently applied compensation measure to identify our median employee from the remaining employees on the list, and we annualized base salaries for employees who worked for less than the full fiscal year. For employees working outside of the U.S., we converted compensation amounts to U.S. dollars using the applicable 2023 exchange rate.

Once our median employee was identified in the manner described above, we calculated the annual total compensation of the median employee using the same methodology that we used to determine the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table.
We note that the pay ratio disclosure rules of Item 402(u) of Regulation S-K provide reporting companies with a great deal of flexibility in determining the methodology used to identify the median employee, in calculating the median employee’s annual total compensation and in estimating the ratio of the annual total compensation of the Chief Executive Officer to the median of the annual total compensation of all other employees. As such, our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures, which, along with differences in employee populations, geographic locations, business strategies and compensation practices, may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our industry.

Director Compensation
The following table summarizes the compensation awarded or paid to the members of the Board for the fiscal year ended December 30, 2023.
Compensation for Fiscal Year 2023
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
José E. Feliciano	$0	$150,000(3)	$150,000
Colin Leonard	$0	$150,000(3)	$150,000
Roger Fradin	$0	$160,000(4)	$160,000
Brian Cook	$0	$0(5)	$0
David Doll	$0	$150,000(3)	$150,000
Xavier A. Gutierrez	$0	$140,000(6)	$140,000
Thomas A. Szlosek	$40,000	$120,000(7)	$160,000
Heather Harding	$40,000	$110,000(8)	$150,000
(1)	The amounts in this column represent the fees attributable to Board service for the fiscal year ending on December 30, 2023.
(2)
The amounts in this column represent the grant date fair value of the RSUs as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 12 to our audited consolidated financial statements included in the Company’s most recently filed Annual Report on Form 10-K.

(3)	The director received a grant of 15,306 RSUs on June 7, 2023 which vest on the first anniversary of the grant date, upon which the RSUs will be settled by delivery of shares of common stock.
(4)
The director received a grant of 14,285 RSUs on June 7, 2023 which vest on the first anniversary of the grant date, upon which the RSUs will be settled by delivery of shares of common stock. This director received a grant of 1,953 RSUs on July 5, 2023 as a premium for his designation as Vice Chairman of the Board of Directors.

(5)	Mr. Cook officially resigned from his position as director on June 16, 2023, and did not receive any 2023 compensation as director.
(6)	This director received a grant of 14,285 RSUs on June 7, 2023 which vest on the first anniversary of the grant date, upon which the RSUs will be settled by deliver of shares of common stock.
(7)
The director received a grant of 12,244 RSUs on June 7, 2023, which vest on the first anniversary of the grant date, upon which the RSUs will be settled by delivery of shares of common stock. The director elected to receive the remaining portion of his compensation in cash in the amount of $40,000, which was paid quarterly.

(8)
The director received a grant of 11,224 RSUs on June 7, 2023, which vest on the first anniversary of the grant date, upon which the RSUs will be settled by delivery of shares of common stock. The director elected to receive the remaining portion of her compensation in cash in the amount of $40,000, which was paid quarterly.

Narrative Disclosure to the Director Compensation Table
The Compensation Committee recommended, and the Board authorized and approved, payments to each non-employee director of the Company in the following amounts, commencing effective as of June 7, 2023: (i) for serving as a director, $140,000 per year, payable, at the director’s option, in the equivalent amount in RSUs, or a combination of cash and RSUs, provided that, at least $100,000 of such director compensation shall consist of RSUs; (ii) for serving as vice chairperson of the Board (should that position be established), an additional $20,000 per year, payable in the equivalent amount in RSUs; (iii) for serving as the chairperson of the nominating and corporate governance committee, an additional $10,000 per year, payable in the equivalent amount in RSUs; (iv) for serving as the chairperson of the Compensation Committee, an additional $10,000 per year, payable in the equivalent amount in RSUs; (v) for serving as the chairperson of the audit committee, an additional $20,000 per year, payable in the equivalent amount in RSUs; (vi) for serving as a member of the Audit Committee (excluding the Audit Committee chairperson), an additional $10,000 per year, payable in the equivalent amount in RSUs; and (vii) reimbursement for reasonable out-of-pocket expenses incurred in connection with attending each Board meeting and each committee meeting.
The RSUs will vest according to the schedule described in the footnotes to the table above. All unvested RSUs will immediately and automatically be cancelled and forfeited for no consideration upon the director’s termination of service for any reason, except upon death or disability or upon a Change in Control of the Company, so long as the director continuously provides service to the Company or any affiliate from the grant date through the consummation of the Change in Control. Other than as set forth in the table and described above, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to, any of the other non-employee members of our Board in 2023. Mr. Jackson, our Chief Executive Officer, receives no compensation for service as a director and, consequently, is not included in this table. The compensation received by Mr. Jackson as an employee of the Company is presented in “—Summary Compensation Table.”

PROPOSAL 5 – APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION
Section 102(b)(7) of the General Corporation Law of the State of Delaware (“DGCL”) was amended effective August 1, 2022 to authorize exculpation of officers of Delaware corporations (the “Section 102(b)(7) Amendment”). Specifically, the amendments extend the opportunity for Delaware corporations to exculpate their officers, in addition to their directors, for personal liability for breach of the duty of care in certain actions. Under current Delaware law, this provision would not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, any transaction in which the officer derived an improper personal benefit, or from liability for claims brought by or in the right of the corporation (such as derivative claims).
The Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. This protection has long been afforded to directors. Accordingly, the Board believes that the proposal to extend exculpation to officers is fair and in the best interests of the Company and its shareholders.
If the shareholders approve this proposal, we will file a Second Amended and Restated Certificate of Incorporation (the “Exculpation Amendment”) in the form attached hereto as Annex A. In accordance with the DGCL, however, our Board may elect to abandon the Exculpation Amendment without further action by the shareholders at any time prior to the effectiveness of the filing of the Exculpation Amendment with the Secretary of State of the State of Delaware, notwithstanding shareholder approval of the Exculpation Amendment.
Purpose and Possible Effects of the Proposed Amendment
The Second Amended and Restated Certificate of Incorporation effecting the Exculpation Amendment is set forth in Annex A to this proxy statement.
Our Board desires to approve the Second Amended and Restated Certificate of Incorporation to maintain provisions consistent with the governing statutes contained in the DCGL. Prior to the Section 102(b)(7) Amendment, Delaware law has permitted Delaware corporations to exculpate directors from personal liability for monetary damages associated with breaches of the duty of care, but that protection did not extend to a Delaware corporation’s officers. Consequently, stockholder plaintiffs have employed a tactic of bringing certain claims that would otherwise be exculpated if brought against directors, against individual officers to avoid dismissal of such claims. The Section 102(b)(7) Amendment was adopted to address inconsistent treatment between officers and directors and address rising litigation and insurance costs for shareholders.
As is currently the case with directors under our current Certificate and the DGCL, this provision would not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this provision exculpate such officers from liability for claims brought by or in the right of the corporation, such as derivative claims. Our Board believes it is necessary to provide protection to officers to the fullest extent permitted by DCGL in order to attract and retain top talent. This protection has long been afforded to directors, and accordingly, our Board believes that this proposal which would extend exculpation to officers, as specifically permitted by the Section 102(b)(7) Amendment, is fair and in the best interests of the Company and our shareholders.
The affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of capital stock entitled to vote thereon is required to approve the Second Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE
SECOND AMENDMENT AND RESTATED CERTIFICATE OF INCORPORATION.

OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

INCORPORATION BY REFERENCE
Neither the Audit Committee Report nor the Compensation Committee Report shall be deemed soliciting material or filed with the SEC and neither shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference.
In addition, this document includes website addresses, which are intended to provide inactive, textual references only. The information on these websites is not part of this document.

AVAILABILITY OF SEC FILINGS, CODE OF ETHICS, AND COMMITTEE CHARTERS
Copies of our reports on Forms 10-K, 10-Q, 8-K, and all amendments to those reports filed with the SEC, and our Code of Ethics, Corporate Governance Guidelines and the charters of the Audit Committee and Nominating and Corporate Governance Committee, and any reports of beneficial ownership of our common stock filed by executive officers, directors, and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our website, https://ir.janusintl.com, or may be requested in print, at no cost, by contacting us via email at IR@janusintl.com or by mail at Janus International Group, Inc., 135 Janus International Blvd., Temple, GA 30179, Attention: Investor Relations.

WHERE TO FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly, and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. Our website address is https://ir.janusintl.com. Please note that our website address is provided as an inactive textual reference only. The information contained on, or that can be accessed through, our website is not a part of this Proxy Statement. We make available free of charge, through our website, our annual report on Form 10-K, as amended, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this Proxy Statement.

COST OF PROXY SOLICITATION
The Company is paying the expenses of this solicitation, and we have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the Annual Meeting at a fee of approximately $25,000 plus associated costs and expenses. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means.
By Order of the Board of Directors,

Elliot Kahler
General Counsel and Corporate Secretary

APPENDIX A
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
JANUS INTERNATIONAL GROUP, INC.
(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)
Janus International Group, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:
FIRST: The present name of the Corporation is Janus International Group, Inc. The Corporation was incorporated under the name Janus Parent, Inc. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on December 18, 2020. The Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) of the Corporation was filed with the Secretary of State of the State of Delaware on June 7, 2021, changing the name of the Corporation to Janus International Group, Inc.
SECOND: The Board of Directors of the Corporation, pursuant to a unanimous written consent, adopted resolutions authorizing the Corporation to amend, integrate and restate the Amended and Restated Certificate in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (this “Second Amended and Restated Certificate”).
THIRD: This Second Amended and Restated Certificate restates and integrates and further amends the Amended and Restated Certificate.
FOURTH: The Second Amended and Restated Certificate was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, and was approved by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
*****

IN WITNESS WHEREOF, Janus International Group, Inc. has caused this Second Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by its duly authorized officer on this     th day of    , 2024.
JANUS INTERNATIONAL GROUP, INC.

By:
Name:	Elliot Kahler
Title:	Secretary
[Signature Page to Second Amended and Restated Certificate of Incorporation]

Exhibit A
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
JANUS INTERNATIONAL GROUP, INC.
Article I
Section 1.1 Name. The name of the Corporation is Janus International Group, Inc. (the “Corporation”).
Article II
Section 2.1 Address. The registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808; and the name of the Corporation’s registered agent at such address is Corporation Service Company.
Article III
Section 3.1 Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
Article IV
Section 4.1 Capitalization. The total number of shares of all classes of stock that the Corporation is authorized to issue is 826,000,000 shares, consisting of (i) 1,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”) and (ii) 825,000,000 shares of Common Stock, par value $0.0001 per share (“Common Stock”). The number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares of such class or series then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Second Amended and Restated Certificate of Incorporation or any certificate of designations relating to any series of Preferred Stock.
Section 4.2 Preferred Stock.
(A) The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized, subject to any limitations prescribed by the DGCL, by resolution or resolutions, at any time and from time to time, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designations with respect thereto. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.
(B) Except as otherwise required by applicable law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Second Amended and Restated Certificate of Incorporation (including any certificate of designations relating to such series).
Section 4.3 Common Stock.
(A) Voting Rights.
(1) Except as otherwise provided in this Second Amended and Restated Certificate of Incorporation or as required by applicable law, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that to the fullest extent permitted by applicable law, holders of Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Second Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.
(2) Except as otherwise provided in this Second Amended and Restated Certificate of Incorporation or required by applicable law, at any annual or special meeting of the stockholders of the Corporation, holders of the Common Stock shall vote together as a single class (or, if the holders of one or more series of Preferred Stock are entitled to vote together with holders of the Common Stock, as a single class with the holders of such other series of Preferred Stock) on all matters submitted to a vote of the stockholders having voting rights generally, and shall have the exclusive right to vote for the election of directors and all other matters properly submitted to a vote of the stockholders.
(B) Dividends and Distributions. Subject to applicable law, the terms of that certain Earnout Agreement, dated as of June 7, 2021 (the “Closing Date”), by and among the Corporation and the stockholders of the Corporation party thereto (the “Earnout Agreement”) and the rights, if any, of the holders of any outstanding series of Preferred Stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends and other distributions in cash, stock of any corporation or property of the Corporation, the holders of Common Stock shall be entitled to receive ratably, in proportion to the number of shares held by each such stockholder, such dividends and other distributions as may from time to time be declared by the Board in its discretion out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.
(C) Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock having a preference over the Common Stock as to distributions upon dissolution or liquidation or winding up shall be entitled, and subject to the terms of the Earnout Agreement, if applicable, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder.
Article V
Section 5.1 By-Laws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to make, amend, alter, change, add to or repeal the by-laws of the Corporation (as the same may be amended from time to time, the “By-Laws”) without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Second Amended and Restated Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Second Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote of the stockholders, in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any certificate of designations relating to any series of Preferred Stock), by the By-Laws or pursuant to applicable law, the affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of Article I, Article II or Article IV of the By-Laws of the Corporation, or to adopt any provision inconsistent therewith and, with respect to any other provision of the By-Laws of the Corporation, the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any such provision of the By-Laws of the Corporation, or to adopt any provision inconsistent therewith.

Article VI
Section 6.1 Board of Directors.
(A) Except as otherwise provided in this Second Amended and Restated Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The total number of directors constituting the whole Board shall be determined from time to time by resolution adopted by the Board. The directors (other than those directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the Closing Date, Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the Closing Date and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the Closing Date. At each annual meeting following the Closing Date, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove, or shorten the term of, any incumbent director. Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her earlier death, resignation, or removal from office. The Board is authorized to assign members of the Board already in office at the time such classification becomes effective to their respective class in accordance with that certain Investor Rights Agreement, dated on June 7, 2021, by and among the Corporation and the stockholders of the Corporation party thereto (the “Investor Rights Agreement”).
(B) Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding, any newly-created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board (whether by death, resignation, or removal) shall be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and shall not be filled by the stockholders). Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which the vacancy was created or occurred and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, or removal.
(C) Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted by the By-Laws. Any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed only for cause and only upon the affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. In case the Board or any one or more directors should be so removed, new directors may be elected pursuant to Section 6.1(B).
(D) Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Second Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto. Notwithstanding Section 6.1(A), the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to Section 6.1(A) hereof, and the total number of directors constituting the whole Board shall be automatically adjusted accordingly.
(E) Directors of the Corporation need not be elected by written ballot unless the By-Laws shall so provide.

Article VII
Section 7.1 Meetings of Stockholders. Any action required or permitted to be taken by the holders of stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing or by electronic transmission by such holders unless such action is recommended or approved by all directors of the Corporation then in office; provided, however, that any action required or permitted to be taken by the holders of series of Preferred Stock (to the extent expressly permitted by the certificate of designations relating to one or more series of Preferred Stock), voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing or by electronic transmission, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, or an information processing system, if any, designated by the Corporation for receiving such consents. Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by or at the direction of the Board, the Chairman of the Board or the Chief Executive Officer of the Corporation or as otherwise provided in the By-Laws.
Article VIII
Section 8.1 Limited Liability of Directors. To the fullest extent permitted by applicable law, no director of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither the amendment nor the repeal of this Article VIII shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing prior to such amendment or repeal.
Section 8.2 Director and Officer Indemnification and Advancement of Expenses. The Corporation, to the fullest extent permitted by law, shall indemnify and advance expenses to any Person (as defined below) made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation or any predecessor of the Corporation, or, while serving as a director or officer of the Corporation, serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.
Section 8.3 Employee and Agent Indemnification and Advancement of Expenses. The Corporation, to the fullest extent permitted by law, may indemnify and advance expenses to any Person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was an employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as an employee or agent at the request of the Corporation or any predecessor to the Corporation.
Article IX
Section 9.1 Competition and Corporate Opportunities.
(A) In recognition and anticipation that members of the Board who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates and Affiliated Entities (each, as defined below) may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article IX are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of the Non-Employee Directors or their respective Affiliates and Affiliated Entities and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

(B) No Non-Employee Director or his or her Affiliates or Affiliated Entities (the Persons (as defined below) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by applicable law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates, has historically engaged, now engages or proposes to engage at any time or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by applicable law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by applicable law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section 9.1(C). Subject to Section 9.1(C), in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by applicable law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.
(C) Subject to Section 9.1(D), the Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director if such opportunity is expressly offered or presented to such person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section 9.1(B) shall not apply to any such corporate opportunity.
(D) In addition to and notwithstanding the foregoing provisions of this Article IX, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation, (iii) is one in which the Corporation has no interest or reasonable expectancy, or (iv) is one presented to any Person for the benefit of a member of the Board or such member’s Affiliate over which such member of the Board has no direct or indirect influence or control, including, but not limited to, a blind trust.
(E) For purposes of this Article IX, (i) “Affiliate” shall mean (a) in respect of a member of the Board, any Person that, directly or indirectly, is controlled by such member of the Board (other than the Corporation and any entity that is controlled by the Corporation) and (b) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; (ii) “Affiliated Entity” shall mean (x) any Person of which a Non-Employee Director serves as an officer, director, employee, agent or other representative (other than the Corporation and any entity that is controlled by the Corporation), (y) any direct or indirect partner, stockholder, member, manager or other representative of such Person or (z) any person controlling, controlled by or under common control with any of the foregoing, including any investment fund or vehicle under common management; and (iii) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.
(F) To the fullest extent permitted by applicable law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.
(G) Any alteration, amendment, addition to or repeal of this Article IX shall require the affirmative vote of at least 80% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Neither the alteration, amendment, addition to or repeal of this Article IX, nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this

Article IX, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article IX shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Second Amended and Restated Certificate of Incorporation, the By-Laws, the Investor Rights Agreement, any indemnification agreement between such Person and the Corporation or any of its subsidiaries, or applicable law.
Article X
Section 10.1 Severability. If any provision of this Second Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.
Article XI
Section 11.1 Forum. Unless the Corporation consents in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of the Corporation, (ii)any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, or any claim for aiding and abetting such alleged breach, (iii) any action asserting a claim against the Corporation or any current or former director, officer, other employee, agent or stockholder of the Corporation (a) arising pursuant to any provision of the DGCL, this Second Amended and Restated Certificate of Incorporation (as it may be amended or restated) or the By-Laws or (b) as to which the DGCL confers jurisdiction on the Delaware Court of Chancery or (iv) any action asserting a claim against the Corporation or any current or former director, officer, other employee, agent or stockholder of the Corporation governed by the internal affairs doctrine of the law of the State of Delaware shall, as to any action in the foregoing clauses (i) through (iv), to the fullest extent permitted by applicable law, be solely and exclusively brought in the Court of Chancery of the State of Delaware (the “Delaware Court of Chancery”); provided, however, that the foregoing shall not apply to any claim (a) as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Delaware Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Delaware Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or (c) arising under federal securities laws, including the Securities Act of 1933, as amended, as to which the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum. Notwithstanding the foregoing, the provisions of this Article XI will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.
Article XII
Section 12.1 Amendments. Notwithstanding anything contained in this Second Amended and Restated Certificate of Incorporation to the contrary, in addition to any vote required by applicable law, the following provisions in this Second Amended and Restated Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class: Article V, Article VI, Article VII, Article VIII, Article XI and this Article XII. Except as expressly provided in the foregoing sentence and the remainder of this Second Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock), including Section 9.1(G), this Second Amended and Restated Certificate of Incorporation may be amended by the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
Article XIII
Section 13.1 Officer Exculpation. To the fullest extent permitted by applicable law, no officer of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as an officer. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of officers, then the liability of an officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither the amendment nor the repeal of this Article XIII shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of an officer of the Corporation existing prior to such amendment or repeal.
***

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JANUS INTERNATIONAL GROUP, INC.
135 JANUS INTERNATIONAL BOULEVARD
TEMPLE, GA 30179

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JANUS INTERNATIONAL GROUP, INC.

1. Election of the following three nominees to serve on the Board as Class III directors until the 2027 Annual Meeting.

Nominees:	**For**	**Against**	**Abstain**
1a. Tony Byerly	☐	☐	☐
1b. Roger Fradin	☐	☐	☐
1c. Joseph F. Hanna	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 5 and 1 YEAR for proposal 4.

	1 Year	**2 Years**	**3 Years**	**Abstain**
4. To approve, on a non-binding, advisory basis, of the frequency of the advisory vote on the compensation of our named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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V41669-P11054

JANUS INTERNATIONAL GROUP, INC.
Annual Meeting of Shareholders
June 24, 2024 at 11:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Ramey Jackson and Elliot Kahler, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of JANUS INTERNATIONAL GROUP, INC. that the shareholder(s) held of record as of May 1, 2024 and is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM, EDT on June 24, 2024, virtually at www.virtualshareholdermeeting.com/JBI2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side